June 27,1997                                         Control No:________________

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
  (Strictly For Accredited Investor User Only - Do Not Duplicate or Distribute)
   ------------------------------------------   ------------------------------
                                    $750,000
                        SOY ENVIRONMENTAL PRODUCTS, INC.
                                 (the "Company")
================================================================================

                          15 Units at $50,000 Per Unit
                      Minimum Offering: 2 Units ($100,000)
                      Maximum Offering: 15 Units ($750,000)
                                      *****

                              Each Unit Consists of
         One $60,000 Senior Secured Convertible Note (To Be Issued At A
     Discount For $50,000, Maturing January 31, 1998* and Convertible After
            November 15, 1997 Into 60,000 Shares of Common Stock) and
              60,000 Three Year Warrants to Purchase Common Stock
                          of the Company at an Exercise
                            Price of $1.00 Per Share
*The Note maturity may be extended to July 31, 1998 upon payment of a $3000 extension fee per Unit before January 16, 1998 with payment of additional interest of $2,400 monthly per $60,000 face amount on the first of each month beginning February 1, 1998. The Note may be prepaid by the Company on or before November 15, 1997.
================================================================================

         The Notes and Warrants will be issued pursuant to a Note Agreement and a Class A Warrant Agreement, respectively, and will be evidenced by certificates issued upon any closing of the Offering. Unless waived by the Company, the Notes will be issued in minimum denominations of $60,000 and in multiples integrals of $6,000 in excess thereof.

         The Units are being offered ( the "Offering") through Fox & Company Investments, Inc. and Capital West Investment Group, Inc. (the "Placement Agents") on a "best efforts, all or none basis" with respect to the first 2 Units (the "Minimum Offering") and on a "best efforts basis" thereafter in an amount up to 15 Units (the "Maximum Offering") to "accredited investors" only as such term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Act").
                               -------------------

THESE ARE HIGHLY SPECULATIVE SECURITIES, INVOLVE A VERY HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

                               -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR OTHER FEDERAL OR STATE REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING PASSED UPON THE MERITS OF THIS OFFERING OR THE ACCURACY, COMPLETENESS OR ADEQUACY OF THIS MEMORANDUM OR THE SELLING LITERATURE ACCOMPANYING THIS MEMORANDUM. THESE SECURITIES HAVE NOT BEEN REGISTERED AND ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION, AND ARE SUBJECT TO RESTRICTIONS ON RESALE OR TRANSFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                     Proceeds To
                               Price To Investors  Placement Fee(1)  Company(2)
                               ------------------  ----------------  ----------
Per Unit                           $ 50,000          $  5,000          $ 45,000
Minimum Offering                   $100,000          $ 10,000          $ 90,000
Maximum Offering                   $750,000          $ 75,000          $675,000

(1) Excludes additional compensation payable to the Placement Agents in the form of a 3% due diligence fee plus a 2% non-accountable expense allowance and the granting to the Placement Agents, for nominal consideration, ten-year warrants to purchase the Company's Common Stock at $1.20 per share (30,000 warrants per Unit placed), Placement Agents will also receive 5% of the proceeds received by the Company from exercise of any warrants issued hereunder.
(2) Before deducting expenses estimated at $20,000 if the Minimum Offering is sold and $50,000 if the maximum Offering is sold. See "USE OF PROCEEDS."

         Investor's funds will be held in escrow by Biltmore Investor's Bank, N.A., or any other qualified escrow agent selected by Placement Agents, pending the sale of the Minimum Offering amount and acceptance of subscriptions thereafter. The Offering, unless extended, will be terminated and all subscription funds promptly returned if the Minimum Offering is not completed before September 15, 1997. Subscriptions obtained in the Offering may be accepted or rejected in whole or in part by the Company for any reason. Except as required by federal or state law, subscriptions accepted cannot be withdrawn by any subscriber. The Offering may be extended by the Placement Agents until October 15, 1997 without further notice.

                 CONFIDENTIALITY AND IMPORTANT LEGAL DISCLOSURES
                 -----------------------------------------------


THE INFORMATION HEREIN IS CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO YOU AS A PROSPECTIVE INVESTOR SOLELY FOR YOUR PERSONAL USE WITH THE EXPRESS UNDERSTANDING THAT YOU WILL NOT RELEASE THIS INFORMATION OR DISCUSS THE CONTENTS HEREOF FOR ANY PURPOSE EXCEPT TO EVALUATE A POTENTIAL INVESTMENT IN THE SECURITIES OFFERED HEREUNDER. BY ACCEPTANCE HEREOF, YOU AGREE TO RETURN THIS MEMORANDUM AND ALL OTHER DOCUMENTATION OBTAINED IF YOU ELECT NOT TO INVEST IN THIS OFFERING.

THIS MEMORANDUM IS INTENDED AS A SUMMARY ONLY, IT IS NOT ALL INCLUSIVE, AND PROSPECTIVE INVESTORS ARE ENCOURAGED TO OBTAIN ADDITIONAL INFORMATION FROM THE COMPANY AND TO FURTHER INVESTIGATE THE MERITS AND RISKS OF INVESTING IN THE COMPANY. EACH INVESTOR MUST CONDUCT AND RELY ON ITS OWN INVESTIGATION OF THE COMPANY AND THE TERMS OF THIS OFFERING BEFORE MAKING A DECISION TO INVEST HEREIN.

UNLESS OTHERWISE STATED, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF AND DELIVERY THEREAFTER DOES NOT MEAN THAT NO CHANGE IN THE AFFAIRS OF THE COMPANY HAS OCCURRED. THE COMPANY IS UNDERGOING RAPID AND CONTINUAL CHANGE, AND THE INVESTOR SHOULD UPDATE THE INFORMATION CONTAINED HEREIN, AND IS ENCOURAGED TO VISIT THE COMPANY'S FACILITIES AND TALK WITH MANAGEMENT AND EMPLOYEES OF THE COMPANY BEFORE INVESTING.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION UNLESS IN WRITING AND APPROVED BY THE COMPANY. YOU SHOULD, THEREFORE, NOT RELY UPON ANY INFORMATION UNLESS RECEIVED IN WRITING AND AUTHORIZED BY THE COMPANY.

PROSPECTIVE INVESTORS MUST NOT CONSTRUE THE CONTENTS HEREOF AS INVESTMENT OR LEGAL ADVICE, AND ALL INVESTORS SHOULD HAVE THE COMPANY AND THE INFORMATION DISCUSSED HEREIN REVIEWED BY THEIR LEGAL, ACCOUNTING AND FINANCIAL ADVISORS. THE OFFERING PRICE WAS ARBITRARILY SET BY THE COMPANY AND THE PLACEMENT AGENTS.

THIS MEMORANDUM IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE UNITS IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY TO ANY MEMBER OF THE GENERAL PUBLIC. THIS IS A PRIVATE OFFERING INTENDED TO BE EXEMPT FROM REGISTRATION REQUIREMENTS UNDER THE ACT OR REGULATIONS PROMULGATED THEREUNDER.

THESE  UNITS  ARE  OFFERED  SUBJECT  TO  ACCEPTANCE,   PRIOR  SALE,  WITHDRAWAL,
CANCELLATION OR MODIFICATION AT ANY TIME WITHOUT NOTICE.

BY READING FURTHER HEREIN AND/OR BY SUBSCRIBING TO THE SECURITIES OFFERED HEREUNDER, YOU ARE RELEASING THE PLACEMENT AGENTS FROM AND AGAINST ANY AND ALL LIABILITY WHATSOEVER FOR A LOSS OF YOUR INVESTMENT AND YOU ARE AFFIRMING THAT YOU ARE AN "ACCREDITED INVESTOR" AND THAT YOU WILL CONDUCT YOUR OWN INDEPENDENT DUE DILIGENCE OF THIS OFFERING AND THE COMPANY.
                                       (i)

                          STATE LEGENDS AND DISCLOSURES
                          -----------------------------

SPECIAL NOTICE TO ARIZONA RESIDENTS:
------------------------------------

THE SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF ARIZONA, AS AMENDED, AND ARE OFFERED PURSUANT TO AN EXEMPTION RELATING TO TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING. THE UNITS CANNOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR UNLESS EXEMPTION FROM REGISTRATION IS AVAILABLE AND APPROVED BY THE COMPANY.

SPECIAL NOTICE TO RESIDENTS OF OTHER STATES:
--------------------------------------------

SEE EXHIBIT A ATTACHED HERETO FOR YOUR SPECIFIC STATE DISCLOSURE WHICH YOU MUST READ. MANY STATES HAVE SPECIAL RIGHTS AND WARNINGS WHICH ARE STATED IN FULL ON EXHIBIT A.

NOTICES TO RESIDENTS OF ALL STATES:
-----------------------------------

NO PERSON MAY SUBSCRIBE TO THE SECURITIES OFFERED HEREBY UNLESS THEY RECEIVE A COPY HEREOF PRIOR TO SUBSCRIPTION AND ACKNOWLEDGE RECEIPT IN WRITING.

BY EXECUTION OF THE SUBSCRIPTION AGREEMENT, EACH INVESTOR ACKNOWLEDGES AND REPRESENTS RECEIPT AND UNDERSTANDING OF THE INFORMATION APPLICABLE TO THEIR STATE OF RESIDENCE.

AS STATED PREVIOUSLY, THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ACT NOR WITH ANY STATE AND ARE OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION WHICH RESULTS IN THESE SECURITIES BEING SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER SUCH ACTS AND LAWS. THESE SECURITIES HAVE NOT BEEN REVIEWED OR APPROVED BY ANY FEDERAL OR STATE GOVERNMENT AGENCY OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ADEQUACY OF THE DISCLOSURES OR DESCRIPTIONS HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                      (ii)

                                TABLE OF CONTENTS
                                -----------------


SUITABILITY STANDARDS ...............................................          1

THE OFFERING ........................................................          1

RISK FACTORS ........................................................          2

USE OF PROCEEDS .....................................................          4

DILUTION ............................................................          5

THE COMPANY .........................................................          5

TERMS OF THE OFFERING ...............................................          6


     Exhibit A - Special State of Investor Residence Disclosures
     Exhibit B - Partial List of Documents Available For Inspection
     Exhibit C - Form  10-SB/A  as  filed   with  the  Securities  and  Exchange
                 Commission on May 28, 1997*
     Exhibit D - Historical Financial Statements (Development Stage Formulation) Exhibit E - Form of Note Agreement
     Exhibit F - Form of Warrant Agreement

                             ADDITIONAL INFORMATION

         To the extent the Company can accommodate without unreasonable effort or expense, it will endeavor to provide additional information upon request. All investors are urged to make such personal investigations, inspections and inquiries as they deem appropriate. Requests for additional information should be made in writing to the Company at 8855 Black Canyon Freeway, Suite 2000, Phoenix, AZ 85021, (602) 997-1900, or by facsimile to (602) 997-5658. Messages maybe left for Sean F. Lee at (913) 599-0800. E-mail may be sent to enviro@sky.net. Inquiries may also be directed to Fox & Company Investments, Inc., attention Thomas A. Cifelli, at 6232 N. 32nd Street, Phoenix, AZ 85018,
(602) 971-9000, fax (602) 224-2499. See Exhibit B hereto for a partial list of documents available for inspection.

----------------
   * The Form 10-SB/A has not been declared effective by the Securities and Exchange Commission and is subject to completion and amendment.
                                      (iii)

THIS MEMORANDUM IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE EXHIBITS ATTACHED HERETO AND THE AGREEMENTS AND OTHER DOCUMENTS REFERENCED HEREIN WHICH ARE AVAILABLE TO PROSPECTIVE INVESTORS OR THEIR ADVISORS UPON REQUEST. PROSPECTIVE INVESTORS ARE ENCOURAGED TO REVIEW THIS MEMORANDUM AND ALL EXHIBITS IN THEIR ENTIRETY, TO ASK QUESTIONS OF THE COMPANY CONCERNING ITS BUSINESS, PROSPECTS AND THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM, THE EXHIBITS HERETO AND THE AGREEMENTS REFERENCED HEREIN. THIS MEMORANDUM AND THE EXHIBITS CONTAIN CERTAIN FORWARD LOOKING STATEMENTS WHICH ARE INTENDED TO BE SUBJECT TO SAFE HARBORS FOR SUCH STATEMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") AND THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED ("SECURITIES EXCHANGE ACT").

                              SUITABILITY STANDARDS

         Only investors who certify that they meet the definition of an "accredited investor" under Rule 501 of Regulation D may subscribe to Units hereunder. In general, individuals qualify as an accredited investor if they have individual income of $200,000 or joint income with their spouses of $300,000 in each of the most recent calendar years and expect to have income at least equal to these amounts in the current calendar year or have a net worth of at least $1,000,000. A complete definition is provided in the Subscription Agreement distributed with this Memorandum.

                                  THE OFFERING

         The Company is offering up to 15 Units, through the Placement Agents and broker-dealers selected by the Placement Agents, at a price of $50,000 per Unit, in a limited offering to "accredited investors" as defined in Regulation D under the Securities Act. Each Unit consists of one $60,000 par value secured note (the "Note") and 60,000 Class A Warrants (the "Warrants"). The minimum purchase under this Offering is $50,000 (One Unit). The Company may, in its discretion, accept a lower minimum purchase.

Notes

         The Notes will be issued under the Note Agreement attached as Exhibit E hereto and will be convertible into the Company's Common Stock at the rate of one share per one dollar of face value of the Notes. The Notes will be secured by all assets of the Company. The Notes will be issued at a twenty percent (20%) discount to their face amount, and will be due January 31, 1998. The Notes may not be converted prior to November 16, 1997, and are subject to prepayment at face value before such date. The Company may extend the maturity of the Notes to July 31, 1998 upon payment of a five percent ($3,000 per $60,000 Note) extension fee on or before January 15, 1998. After November 16, 1997, the Company may prepay the Notes upon 10-day notice to the holders. In addition, during the extension period and until paid in full, the Company must pay interest at the rate of four percent (4%) per month ($2,400 per $60,000 Note), in advance on the first of each month, beginning February 1, 1998.

Warrants

        The Class A Warrants will be issued under the Class A Warrant Agreement attached as Exhibit F hereto and each Class A Warrant will be exercisable for one share of the Company's Common Stock at the exercise price of $1.00 per share. The Class A Warrants shall expire September 30, 2000 if not previously exercised. The Company may cancel unexercised Class A Warrants 45 days after written notice to the holders that the Company's Common Stock traded in the public markets above $3.00 per share (the closing bid price each day) for 120 consecutive trading days in minimum daily volumes of 2000 shares, subject to exercise by the holder in the 45-day notice period.

         The Placement Agents will receive Class B Warrants as additional compensation in connection herewith.

Registration Rights

         Within three months from the final closing of this offering, the Company will file with the Securities and Exchange Commission ("SEC") a registration statement on appropriate form registering for resale the shares of Common Stock into which the Notes are convertible and the Warrants and the shares of Common Stock issuable upon exercise of the Warrants. The Company shall use its best efforts to have the registration statement become effective and maintain the registration statement for at least two years after its effective date. The shares of Common Stock received upon conversion of the Notes or exercise of the Warrants shall be subject to lock-up agreement. The lock-up agreement will provide that the holder may sell no more than 25% of the Company shares subject to the registration statement upon such registration statement being declared effective and that no more than 25% of such shares will be released from lock-up in each successive three month period thereafter. The Company may accelerate the release of the shares from the lock-up agreement in its sole discretion.

Anti-Dilution

         The Notes and Warrants will be subject to anti-dilution adjustments in the number of shares of Common Stock subject to receipt upon conversion or exercise in certain events such as stock splits and stock dividends.

                                  RISK FACTORS

The Units offered hereby are highly speculative, illiquid, and subject to a high degree of risk and uncertainty, including but not limited to, the risk factors set forth below. Investment should only be made by those investors who can retain this investment for an indefinite period of time. In addition to the other information set forth in this Memorandum, investors must carefully consider the following information before purchasing the Units offered hereby.

Risks of the Company

         Limited Operating History; Recent Losses; Capital Requirements. The Company has only been operating for a short time and has not yet achieved significant sales nor made a profit from operations. The Company anticipates that its operating expenses will be increasing for a variety of factors and this Offering will not generate sufficient cash to keep the Company solvent for an extended period unless alternative sources of funding are obtained. The Company has had negative cash flow since inception and expects to continue to have insufficient liquidity and cash resources until such time as its revenues increase substantially. There can be no assurance that the Company will be able to achieve, or maintain, profitable operations or positive cash flow at any time in the future. Even if the Maximum Offering hereunder is sold, additional funding will be required to continue with product development, build sufficient inventory levels to support the needed sales levels, and to expand the sales and marketing efforts also needed to generate the revenue levels projected. The Company may seek additional debt or equity financing through banks, other financial institutions, companies or individuals. No assurance can be give that the Company will be able to obtain any such additional financing, nor can it be assured that any such additional financing will be adequate to meet the Company's needs to remain a viable, going concern.

         Need To Develop Market For Consumer Products. All sales of the Company's products by Interchem (licensee of the "SoyClean" line of products to the Company) have been to industrial users. The Company has yet to develop distribution for its consumer products, and no assurance can be given that its consumer products will be accepted on a successful scale, or at all.

         Limited Proprietary Protection. The Company believes that it uses certain proprietary technology in its products and that this technology does not infringe upon the proprietary rights of others. Although no claims of infringement have been asserted, it is possible that the Company is infringing upon the proprietary and patent rights of others, and the Company may in the future be required to modify its processes or obtain a license, and also could be exposed to substantial damages for any such infringement. In such event, there can be no assurances that the Company would be able to modify its processes or obtain a license, and this occurrence could have a serious adverse effect on the Company. Although the Company will attempt to obtain confidentiality agreements from its employees, there can be no assurance that proprietary information of the Company will not be used in competition in the future either by one or more employees but also by consultants and affiliate parties with which the Company is working. Substantial costs may be incurred by the Company, and substantial efforts diverted from other activities, in attempts to enforce and protect the validity and priority of its proprietary rights and patents, to enforce and protect its trade secrets or to determine the scope and validity of the proprietary rights of others.

         Reliance on Management; Limited Personnel. The Company is highly dependent on the services of its officers and on the sales capacity of independent agents. Because of the Company's marketing and development strategy, the services of Sean Lee are particularly critical. While the Company has an employment agreement with Mr. Lee, the loss of his service will have a materially adverse effect, and even if key man insurance is procured as planned, the Company may not be able to recover from a loss of his services. The Company has contracted consulting services from Interchem, a shareholder of the Company and owner of the product rights which the Company has licensed. Interchem staff, particularly Lee Derr, are expected to continue providing critical accounting and administrative and production support services which the Company is critically dependent upon. No assurance can be given that these services will continue to be adequately performed or available from Interchem.

         Management of Growth. The Company anticipates rapid growth in the future if this Offering is successful. This growth, if achieved, will place significant strains on the Company's financial, technical, managerial and other resources. Failure to effectively manage growth could have a severe adverse effect on the Company and its cash position.

         Dependence Upon Suppliers and Manufactures. Substantially all of the Company's soybean and other materials are supplied by InterWest Cooperative, although such materials are available from other sources. The Company does not have long-term supply contracts and there is a risk that the Company would have supply disruption or be unable to obtain needed supplies at competitive pricing. All of the Company's products are manufactured by third parties which the Company does not control. No assurances can be given that these third parties will be able to timely and competitively manufacture, supply and deliver required product to achieve the Company's financial objectives.

         Competitive Factors. The industry in which the Company's products will be competing is highly competitive and most potential customers have strong loyalty to competing brands which have been in the marketplace for a substantial period. There can be no assurance given that the Company will have the ability and capital to compete effectively in this environment, notwithstanding the perceived advantages of the Company's products and encouraging early test results on the Company's products.

         Product Liability and Insurance. Testing, manufacturing and marketing of the Company's products will entail risk of product liability to the Company. The Company may be unable to obtain adequate levels of insurance to protect itself from these potential liabilities.

         Control By Management and Capital West. The management and their affiliates (including Interchem) by virtue of their ownership or control, along with Capital West and its affiliates will control approximately 80% of the outstanding shares of the Company. These parties will effectively control all affairs and policies of the Company after completion of this Offering.

         Prior Securities Law Compliance. The Company has issued certain securities in the past which have not been registered under federal or state securities law. While the Company is not aware of any impropriety with respect to such issuances, there is no assurance that all such issuances were in compliance with all applicable federal and state securities law or that a claim with respect to non-compliance may be made. Costs may be incurred by the Company to defend any claim of non-compliance and the Company may be required to offer recision rights with respect to past issuances which could severely affect the operatives of the Company.

         Unspecified Use of Proceeds. The Company has not fully identified the particular uses of the proceeds of this Offering. Investors will not have the opportunity to influence management's decision on expenditure of these proceeds, and must rely upon the ability of management to identify and make business decisions consistent with the Company's objectives.

         Government Regulation. The Company's products and manufacturing process do not utilize chemicals that are currently classified as hazardous substances under applicable laws. However no assurances can be given that the operations of the Company may not be subject to a changing regulatory environment, and it is possible that future operations could give rise to environmental liabilities which could adversely affect the Company.

         Limitation on Liability of Officers and Directors. The Company anticipates limiting its rights to recover from its officers and directors from their actions which damage the Company except if they act in bad faith. These limitations on the officer and director liability could result in the Company incurring costs to defend their actions and damages from their action which the Company can not recover and this could adversely affect the Company.

Risks of the Units

         Leverage and Debt Service. Although the Company will use some of the proceeds to retire debt of the Company, the Company will remain highly leveraged after the Offering. Holders of the Notes will be relying upon revenues derived from the Company's operations, which cannot be assured, to pay the interest and retire the Notes. No sinking fund will be established, and cash flow from operations may be insufficient to make the required Note payments.

         Security of the Notes. The Notes will be secured generally by all assets of the Company. However, inventory vendors and other lenders may retain a priority against certain assets of the Company. Also, the assets of the Company are likely to be insufficient to satisfy the Notes in the event the Company must liquidate or file bankruptcy.

         Illiquidity and Lack of Public Market. No public market is anticipated for the Notes, nor can access to any public market be assured for the Warrants or the underlying Common Stock of the Company. While the Company intends to complete the registration of its current shares and register in the future the Warrants and the shares of Common Stock to be issued upon conversion of the Notes or exercise of the Warrants, no assurances can be made that such registration will ever be completed or accepted by the SEC, nor that a market maker will ever be engaged to trade in the Company's stock.

         Limited Transferability of the Units. Transferability of the Notes and Warrants is restricted. The Units, therefore, must be considered a long-term investment. Notes and Warrants may be sold, encumbered, or otherwise disposed of only if registered under the Act and under applicable state securities "blue sky" laws or pursuant to an exemption from such registration. Thus, the Company may require prior to any transfer of a Note or Warrant that the holder thereof or the proposed transferee obtain an opinion of counsel satisfactory to the Company to the effect that registration is not required.

         Best Efforts Offering. No assurance can be given that more than the Minimum Offering will be subscribed to hereunder, and unless a Maximum Offering is completed, the Company will not have sufficient funds to establish a beginning inventory of its products or to pay its other current obligations.

         Current and Future Dilution. Assuming conversion of the Notes offered hereby into the Company's Common Stock, the Note holders would experience a substantial and almost complete dilution. Investors may be subject to further dilution if the Company sells additional shares of Common Stock in the future, which is intended. The Company will also increase its stock option program for key employees and consultants which will further dilute the position of investors hereunder.

         Arbitrary Offering Price. The Unit price, the conversion feature, and the Warrant exercise price have been determined through negotiation between the Company and the Placement Agents. These values were selected arbitrarily and do not necessarily bear any relationship to the Company's asset value, net worth, earnings or any other established criterion of value.

         Compliance With Securities Laws. The Units are being offered in reliance upon exemptions from registration under the Act and applicable state laws. If an offer or sale occur in violation of the Act or applicable state laws, it could have a severe negative impact on the Company and the investors.

Other Risk Factors

         The Company's Form 10-SB/A attached hereto as Exhibit C discusses additional risk factors and other matters which should be considered by a prospective investor. The Form 10-SB/A, which amended the Company's original Form 10-SB, was filed with the SEC on May 28, 1997, has not been declared effective and is subject to further review and comment by the SEC. It is probable that the Company will be required to file an additional amendment to the Form 10-SB/A that may contain certain additional information with respect to the Company or modify information set forth therein due to change of circumstances or other factors. Accordingly, prospective investors should not only review the Form 10-SB/A as attached hereto in its entirety, but should review any amendments thereto or other filings under the Securities Exchange Act as filed by the Company in the future prior to investing in the Units.


                                 USE OF PROCEEDS

         The Company has increased its debt obligations in anticipation of this funding, and a significant portion of the proceeds is intended to retire debt of the Company, some of which was loaned to the Company by Sean Lee, the Company's Chief Executive Officer. Other proceeds, if any, may be used to purchase inventory, to increase marketing and sales efforts, to advertise the products, for research and development, and for other general working capital needs of the Company. The net proceeds that are not expended immediately may be deposited in interest or non-interest bearing accounts in the Company's discretion.

The following table sets forth the Company's estimate of use of the proceeds from the Offering:

                                    Minimum Offering          Maximum Offering
                                    ----------------          ----------------
Offering Expenses                   $ 30,000                  $125,000
Repayment of Borrowings             $ 70,000                  $110,000
Payment of Accrued Liabilities           -                    $ 75,000
Working Capital                          -                    $440,000
                                    --------                  --------

Total Use of Proceeds               $100,000                  $750,000
                                    ========                  ========


                                    DILUTION

         Because the Notes are secured obligations of the Company, no immediate dilution would occur. Also, if the Notes are redeemed prior to conversion, which is the Company's intention, dilution would not be relevant with respect to the Notes. If however the Notes are converted after November 15, 1997 rather than redeemed, a substantial and almost complete dilution would occur to the Note holders as the per share price through Note conversion would be $1.00 per share of Common Stock while the resulting pro forma book value would be expected to be less than $0.10 per share.


                                   THE COMPANY

THE FOLLOWING IS A BRIEF DESCRIPTION OF THE COMPANY AND ITS BUSINESS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION SET FORTH IN THE COMPANY'S FORM 10-SB/A ATTACHED HERETO AS EXHIBIT C. POTENTIAL INVESTORS SHOULD REVIEW THE COMPANY'S FORM 10-SB/A IN ITS ENTIRETY PRIOR TO SUBSCRIBING TO PURCHASE ANY UNITS.

Overview

         The Company was established to develop and market non-toxic and/or biodegradable consumer and commercial products made from soybean oil. Its current product line, sold under registered trademarks of "SoyClean," "SoyRelease3," "SoyFormula3" and "Naturen," include cleaners, lubricants, paint removers and strippers, and other products. Products derived from soybean oil possess rather unique characteristics - they provide an effective environmentally friendly alternative to petroleum and chemically based products and they are derived from a renewable resource.

         The Company's existing branded line of products, as a result of independent testing, have proven to meet or exceed industry standards for competing products as well as having better environmental profile than petro/chemical based products. The trend toward products that are safer to workers as well as the environment creates increasing demand for products that are non-hazardous and non-polluting. This trend, coupled with governmental regulation of the use of hazardous or toxic substances, is believed to have created an opportunity for the Company's trademark branded products to gain market share.

         The Company is a vertically integrated organization with ownership interest in its production facilities in addition to exclusive distribution rights to the branded finished products. The Company owns an equity interest in Interwest L.L.C., an Iowa limited liability company, which owns the Ralston, Iowa production facility. The majority owner of the production facility is an Iowa cooperative, Interwest Cooperative, which provides substantially all of the Company's soybean and other raw materials.

         The Company has four full-time employees, two administrative and two in marketing. The Company is currently engaged in the single line business involved in the development of, ownership in, and operation of biodegradable chemical facilities. Since it is engaged in the chemicals business, the Company is subject to state, local and federal regulations. Currently the Company's products are not categorized as hazardous, but should they become so characterized in the future, regulation could become an increasing and material burden.

         The Company was incorporated in Delaware on January 10, 1996 and merged with Delta Environmental, Inc., a Delaware corporation, on October 21, 1996. The principal administrative office is located at 9135 Barton Street, Overland Park, Kansas 66214, (913) 599-0800. The research, development and manufacturing facility, of which the Company is a minority owner, is located in Ralston, Iowa, and the Company's main sales and marketing office is located at 8855 Black Canyon Freeway, Suite 2000, Phoenix, AZ 85021, (602) 997-1990.

Marketing and Sales Development

         During the next 12 months the Company expects to establish a manufacturer's representative organization throughout the United States and possibly internationally. The organization will be responsible for developing target markets. Initially the marketing efforts will concentrate on two market segments involving large home center retail chains and the light industrial and automotive users.

         The first marketing effort, to begin immediately upon successful completion of this Offering, will concentrate on penetration of the Home Center market. This segment contains petro/chemical based products that have applications similar to many of the "SoyClean" environmentally friendly products. It is anticipated that the Company's Chairman, Sean Lee, due to his reputation and experience, will minimize many of the obstacles to market entry normally experienced by new products and new companies.

         The Company expects to have "SoyClean" products available in stores such as Home Depot, Pep Boys, Payless

Pharmacy, Safeway Supermarkets, HomeBase and similar national retain chains. Initially it is planned to introduce the product in the mid-west market stores and expand distribution as the Company and the "SoyClean" products reputation gains strength and recognition. Investors must be cautioned as no assurance can be given that any of these national retail organizations will purchase the "SoyClean" products since purchase orders have not yet been obtained.

Distribution

         The Company has not yet established a distribution system for its consumer products, and no assurance can be given that its products will be accepted or that a satisfactory distribution network can be established successfully.

The Market and Industry

         The market for environmentally friendly chemical products is rapidly growing. Numerous companies similar to the Company have entered the market in the last few years in anticipation of this opportunity and competition is intense. The Company believes its products can compete effectively, however many of the competitors have significantly longer operating histories and greater financial resources. Obtaining shelf space will be the major factor in "SoyClean" effectively entering and competing in the marketplace.

         Because the Company's consumer products are new, the scope of the Company's competition is difficult to accurately assess. Most competing products are petroleum based and not biodegradable, but they have substantially greater financial, personnel, marketing and other resources to compete against the Company's products.

Product Line

         The Company anticipates introducing shortly an entire line of products including SoyClean Graffiti Remover, SoyRelease, SoyFormula, Naturen and the other SoyClean products for barbecue grill remover, adhesive remover, paint stripper, driveway cleaner, lubricant, hand cleaners, engine degreasers, bug and tar removers, gasket removers and car wash products. This line of products is planned to be the most comprehensive line of non-toxic and biodegradable products in the marketplace.

Litigation

         The Company is not currently involved in any litigation, nor is aware of any disputes pending or threatened.


                              TERMS OF THE OFFERING

         The Offering is being made through the Placement Agents on a "best efforts, all or none basis" as to the Minimum Offering of $100,000, and on a "best efforts basis" thereafter up to the $750,000 Maximum Offering. Units offered hereby are available only to "accredited investors" as such term is defined in Rule 501 of Regulation D under the Securities Act. Pending the sale and acceptance of the Minimum Offering, funds will be held by Biltmore Investors Bank, N.A., of Phoenix, or some other escrow agent selected by the Placement Agents.

         The Company will distribute the Note and Warrant certificates within 10 days of acceptance and closing thereon.

         Affiliates and shareholders of the Company shall have the right to purchase Units on the same basis as any other investor, but shall have no obligation to do so.

================================================================================

                        Soy Environmental Products, Inc.






                                 Note Agreement

                            For the Issuance of Up to
                             $900,000 Senior Secured
                                Convertible Notes

================================================================================

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
                                    Section 1 - Definitions and Interpretation..................................  1

         1.1           Definitions..............................................................................  1
         1.2           Accounting Principles....................................................................  4
         1.3           Directly or Indirectly...................................................................  4

                                               Section 2 - The Notes............................................  4

         2.1           Issuance of Definitive Notes.............................................................  4
         2.2           Prepayment...............................................................................  4
         2.3           No Sinking Fund..........................................................................  4
         2.4           Persons Entitled to Note Interest Payments...............................................  5
         2.5           Security.................................................................................  5
         2.6           Payment of Principal and Interest........................................................  5
         2.7           Extension of Maturity Date...............................................................  5
         2.8           Application of Payment...................................................................  5

                                           Section 3 - Company Covenants........................................  5

         3.1           Corporate Existence......................................................................  5
         3.2           Payment of Taxes and Claims..............................................................  5
         3.3           Maintenance of Properties; Business Insurance............................................  6
         3.4           Limitations on Senior Debt...............................................................  6
         3.5           Dividends................................................................................  6
         3.6           Transactions with Affiliates.............................................................  6
         3.7           Representation on the Board of Directors.................................................  7

                                 Section 4 - Events of Default & Remedies Therefor..............................  7

         4.1           Events of Default........................................................................  7
         4.2           Notice to Placement Agent................................................................  8
         4.3           Acceleration; Rescission and Annulment...................................................  8
         4.4           Collection of Indebtedness and Suits for Enforcement by Note Agent.......................  9
         4.5           Note Agent May File Proofs of Claim...................................................... 10
         4.6           Note Agent May Enforce Claims Without Possession of Note
                       Certificates............................................................................. 11
         4.7           Application of Money Collected........................................................... 11
         4.8           Limitation on Suits...................................................................... 11

         4.9           Unconditional Right of Holders to Receive Principal, Premium and
                       Interest................................................................................. 12
         4.10          Restoration of Rights and Remedies....................................................... 12
         4.11          Rights and Remedies Cumulative........................................................... 12
         4.12          Delay or Omission Not Waiver............................................................. 12
         4.13          Control by Holders....................................................................... 13
         4.14          Waiver of Past Defaults.................................................................. 13
         4.15          Undertaking for Costs.................................................................... 13
         4.16          Waiver of Stay or Extension Laws......................................................... 13

                                    Section 5 - Amendments, Waivers & Consents.................................. 14

         5.1           Consent Required......................................................................... 14
         5.2           Effect of Amendment or Waiver............................................................ 14
         5.3           Solicitation of Holders.................................................................. 14

                                          Section 6 - Conversion of Notes....................................... 15

         6.1           Conversion Rights and Manner of Exercise................................................. 15
         6.2           Issuance of Common Stock Certificates.................................................... 15
         6.3           Cash Adjustments on Conversion........................................................... 15
         6.4           Antidilution Adjustments................................................................. 16
         6.5           Mergers, Consolidations, Sales........................................................... 16
         6.6           Dissolution or Liquidation............................................................... 17
         6.7           Notice of Extraordinary Dividends........................................................ 17
         6.8           Reservation of Common Stock.............................................................. 17
         6.9           Fully Paid Stock; Taxes.................................................................. 18

                                    Section 7 - Restrictions on Transferability................................. 18

         7.1           Restrictions on Transferability.......................................................... 18
         7.2           Restrictive Legends...................................................................... 18
         7.3           Notice of Proposed Transfer; Registration Not Required................................... 19
         7.4           Transfer of Notes........................................................................ 19

                                   Section 8 - Registration of Conversion Shares................................ 20

         8.1           Shelf Registration........................................................................20
         8.2           Conditions Relating to Shelf Registration................................................ 20
         8.3           Registration Procedures.................................................................. 22
         8.4           Registration Expenses.................................................................... 25
         8.5           Indemnification; Contribution............................................................ 25
         8.6           Commission Filings....................................................................... 28

         8.7           Lock-up Agreement........................................................................ 28

                                              Section 9 - Note Agent.............................................28

         9.1           Duties and Liabilities of Note Agent..................................................... 28
         9.2           Reliance on Documents, Opinions, Etc..................................................... 30
         9.3           No Responsibility for Recitals, etc...................................................... 31
         9.4           Moneys to be Held in Trust............................................................... 31
         9.5           Expenses of Note Agent................................................................... 31
         9.6           Resignation or Removal of Note Agent..................................................... 31

                                            Section 10 - Miscellaneous.......................................... 32

         10.1          Registered Notes......................................................................... 32
         10.2          Exchange of Notes........................................................................ 33
         10.3          Loss, Theft, etc. of Notes............................................................... 33
         10.4          Cancellation of Notes; Acquisition of Notes by Company................................... 34
         10.5          Transfer of Note......................................................................... 34
         10.6          Expenses; Stamp Tax Indemnity............................................................ 34
         10.7          Acts of Holders; Evidence of Ownership of Notes.......................................... 35
         10.8          Holders' List............................................................................ 35
         10.9          Powers and Rights Not Waived, Remedies Cumulative........................................ 36
         10.10         Notices.................................................................................. 36
         10.11         Successors and Assigns................................................................... 36
         10.12         Discharge and Termination................................................................ 36
         10.13         Survival of Covenants and Representations................................................ 36
         10.14         Severability............................................................................. 37
         10.15         Governing Law............................................................................ 37
         10.16         Captions................................................................................. 37
         10.17         Benefits of Provisions of This Agreement................................................. 37
         10.18         Counterparts............................................................................. 37

                                 Note Agreement


                  This Note Agreement (the "Agreement") is made effective as of the 3rd day of July, 1997, among Soy Environmental Products, Inc., a Delaware corporation (the "Company"), and Fox & Company Investments, Inc. (the "Placement Agent").

                                    Recitals:

         A. The Company has entered into an agreement (the "Placement Agreement") with the Placement Agent pursuant to which the Placement Agent has agreed to assist the Company in the placement of up to 15 Units, each Unit consisting of one $60,000 Senior Secured Convertible Note ("Note") and 60,000 Class A Warrants ("Warrants"), subject to the terms of the Placement Agreement (the "Offering").

         B. The Company desires to provide for the form and provisions of the Notes, the terms upon which the Notes shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Placement Agent, and the registered holders of the Notes.

         C. All acts and things necessary to make the Notes, when executed on behalf of the Company, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement, have been done and performed.

                                   Agreement:

         Now, Therefore, it is hereby agreed as follows:

                                    Section 1
                         Definitions and Interpretation

         1.1 Definitions. In addition to the terms otherwise defined herein, the following terms shall mean:

         Affiliate: any Person (other than a Subsidiary) (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         Business Day: any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in Arizona are authorized or obligated by law or executive order to be closed.

         Closing Date: any Business Day proceeds are distributed to the Company under terms of the Escrow Agreement pursuant to the Offering.

         Commission: the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as amended, as the case may be.

         Common Stock: any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon conversion of the Notes shall include only the Common Stock of the Company authorized at the date hereof and any class of Common Stock issued in substitution therefor.

         Company: Soy Environmental Products, Inc., a Delaware corporation.

         Conversion Notice: the notice set forth on the reverse side of the Note Certificate given by Holders to convert the Notes to shares of Common Stock as provided in Section 6.1 hereof.

         Conversion  Price:  $1.00 or such other amount as adjusted  pursuant to
Section 6.4 hereof.

         Conversion Shares: the shares of Common Stock of the Company issued upon the conversion of any of the Notes.

         Default: any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 4.1.

         Escrow  Agreement:  the  Agreement  between the  Company  and  Biltmore
Investors Bank, N.A., as escrow agent, providing for the collection and disbursement of funds under the Offering.

         Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as they may be in effect at the time.

         GAAP: generally accepted accounting principles at the time in the United States.

         Holder: any Person that is, at the time of reference, the registered Holder of any Note or any Conversion Shares.

         Interest Payment Date: February 1, 1998 and the first of each month thereafter during the term of the Notes; provided, however, if such date is not a Business Day, the Interest Payment Date shall be the immediately preceding Business Day.

         Maturity Date:  January 31, 1998 unless extended as provided in Section
2.7 to July 31, 1998.

         Note: any Senior Secured Convertible Note issued pursuant to the terms of this Agreement.

         Note Agent: any Person appointed by the Placement Agent to act as Note Agent upon the occurrence of an event of Default as defined in Section 4.1.

         Note Certificate: any certificate in the form attached hereto as Exhibit A issued pursuant to the terms of this Agreement evidencing the rights of a Holder with respect to a Note.

         Note Register: the register of the Holders of Notes issued pursuant to this Agreement.

         Offering: the offering for private placement by the Placement Agent on behalf of the Company of up to 15 Units, each Unit consisting of one Note and 60,000 Warrants.

         Person:   an   individual,    partnership,    corporation,   trust   or
unincorporated organization, and a government or agency or political subdivision thereof.

         Placement Agent: Fox & Company Investments, Inc., the placement agent on behalf of the Company in connection with the Offering.

         Record Date: January 16, 1998 and the 16th of each month thereafter during the term of the Notes preceding each Interest Payment Date.

         Registration Expenses: All registration and filing fees, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for the holders and any underwriters in connection with blue sky qualifications of the Conversion Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the officers and employees of the Company performing legal or accounting duties), and reasonable fees and disbursement of counsel for the Company and its independent certified public accountants (including the reasonable expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, reasonable fees and expenses of any other persons retained by the Company and the fees and expenses associated with any required filing with the National Association of Securities Dealers, Inc.

         Securities Act: the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Senior Debt: all indebtedness of the Company that is secured by liens or encumbrances on assets of the Company, which liens or encumbrances have priority over the security interests that secure the repayment of the Notes.

         Subsidiary: any corporation of which more than fifty percent (by number of votes) of the voting stock is owned, directly or indirectly, by the Company at any time during the term of this Agreement.

         Warrants: any Class A Purchase Warrants allowing the holder thereof to purchase a share of Common Stock issued under the terms of the Offering.

         1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         1.3 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person or any Subsidiary or agent of such Person or otherwise at the request, direction or for the benefit of such Person.

                                    Section 2
                                    The Notes

         2.1 Issuance of Definitive Notes. On any Closing Date, the Company will issue Note Certificates to all qualified Persons whose subscriptions are accepted by the Company in the Offering. Notes shall be issued in minimum principal amounts of $60,000 (per $50,000 Offering subscription) and integral multiples of $6,000 (per $5,000 Offering subscription) in excess thereof. The Company shall have the option in its sole discretion to issue Notes in principal amounts less than $60,000. The Notes shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Company may determine. The Notes shall be dated as of the date of their issue, except that any Note issued upon the transfer, exchange or substitution of another Note shall be dated the date of its original authentication.

         2.2 Prepayment. The Notes are subject to prepayment at the option of the Company at any time on or prior to November 15, 1997. If less than all outstanding Notes are prepaid by the Company, the selection of Notes for prepayment may be made on a pro rata or random lot basis as determined by the Company.

         2.3 No Sinking Fund. The Company shall not be required to set aside or earmark funds to make required payments with respect to the Notes.

         2.4 Persons Entitled to Note Interest Payments. The person in whose name a Note is registered at the close of business on any Record Date shall be entitled to receive any interest payable with respect to such Note on the Interest Payment Date next following such Record Date, notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date. The Holder of any Note issued upon the transfer, exchange or substitution of another Note shall only be entitled to receive interest payable with respect to that Note from and after the Interest Payment Date next following the first Record Date occurring after the issuance of such Note.

         2.5 Security. The Notes shall be secured by a security interest in all of the assets, tangible and intangible, of the Company and its Subsidiaries, which assets include assets currently owned on or acquired after any Closing Date.

         2.6 Payment of Principal and Interest. Interest shall be payable on the Interest Payment Dates; and principal shall be payable on the Maturity Date. The Company shall pay the interest on the unpaid principal balance of the Notes as provided herein. The entire remaining principal amount of the Notes shall become due and payable on the Maturity Date.

         2.7 Extension of Maturity Date. The Maturity Date of the Notes may be extended from January 31, 1998 to July 31, 1998 by the Company upon payment to the holders of an extension fee equal to five percent of the face amount of the Notes on or before January 15, 1998.

         2.8 Application of Payment. All payments received shall be applied to the payment of the Notes in the following order of priority: (a) first, to the payment of accrued interest, (b) second, to the payment of principal then due, and (c) third, to the payment of premium, if any.

                                    Section 3
                                Company Covenants

         3.1 Corporate Existence. Except as otherwise permitted herein, the Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence, rights and franchises.

         3.2 Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits, (b) all trade accounts payable in accordance with usual and customary business terms, and (c) all claims (including, without limitation, claims for labor, services, inventory, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets; provided, that no such tax, assessment, charge, account payable or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor.

         3.3 Maintenance of Properties; Business Insurance. The Company will, and will cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition all properties (whether owned in fee or a leasehold interest) used or useful in the business of the Company and its Subsidiaries and, from time to time, will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

         3.4 Limitations on Senior Debt. The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Senior Debt, except Senior Debt that (a) arises by operation of law, (b) arises pursuant to the Uniform Commercial Code, as applicable, in connection with purchase money security interests, or (c) was outstanding prior to the effective date of this Agreement.

         3.5 Dividends. The Company will not:

                  (a) Declare or pay any dividends,  either in cash or property, on any shares of its Common Stock (except dividends or other distributions payable solely in shares of Common Stock of the Company);

                  (b) Purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (except in connection with a repurchase or redemption of shares, rights or options held by any former employee of the Company in connection with the termination or severance of such employee); or

                  (c) Make any other payment or distribution in respect of its Common Stock.

The foregoing notwithstanding, nothing in this Section 3.5 or other provision of this Agreement shall limit the right of the Company to issue capital stock, subject to Section 6.4 hereof, and to pay dividends as specified on any such capital stock other than Common Stock.

         3.6 Transactions with Affiliates. After the effective date of this Agreement, the Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except:

                  (a) in the ordinary course of and pursuant to the reasonable requirements of the Company's or any such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or its Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; and

                  (b) employment agreements with executive officers of the Company or any Subsidiary.


         3.7 Representation on the Board of Directors. Until the Notes are paid in full or otherwise not outstanding, Placement Agent shall be entitled to appoint two persons to the Board of Directors of the Company, and the Company shall cause such persons to be elected to the Board of Directors of the Company. On or before the Closing Date, the Company shall cause its number of Directors to be five and shall maintain that number so long as this Agreement is in effect. The foregoing notwithstanding, the Company may increase the number of members of the Board of Directors by two upon the issuance of an additional series of capital stock of the Company other than Common Stock provided solely the holders of such series of capital stock are entitled to elect the members of the Board of Directors, as a class, so added.

                                    Section 4
                      Events of Default & Remedies Therefor

         4.1 Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                  (a) Default in the payment of the principal of any Note or premium thereon, if any, at the expressed or any accelerated maturity date;

                  (b) Default in the payment of interest on any Note when due and such default shall continue for more than 15 days;

                  (c) Default in the observance or performance of any other covenant or provision of this Agreement or the Note that is not remedied within 30 days after written notice to the Company from the Placement Agent or the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (d) A judgement or order is obtained for the payment of money in an aggregate amount in excess of $1,000,000 (net of applicable insurance coverage that is acknowledged in writing by the insurer) having been rendered against the Company or any of its Subsidiaries and such judgements or orders shall continue unsatisfied and unstayed for a period of 60 days;

                  (e) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary;

                  (f) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary and is not discharged within 30 days after such appointment;

                  (g) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

                  (h) Any representation or warranty made by the Company herein, or made by the Company in any written statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes on the Offering or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof.

         4.2 Notice to Placement Agent.  When any Event of Default  described in
Section 4.1 has occurred, the Company shall give notice thereof within three business days thereafter of such event to the Placement Agent. Upon receipt of such notice of the occurrence of an Event of Default, Placement Agent shall appoint a Note Agent which shall act on behalf of the Holders as provided herein and shall, within 20 days after the receipt of such notice, mail to all Holders, as the names and addresses of such Holders appear upon the registration books of the Company, notice of all Defaults known to the Placement Agent, unless such Defaults shall have been cured before the giving of such notice; provided, however, that, except in the case of Default in the payment of the principal of or interest on any of the Notes, the Placement Agent shall be protected in withholding such notice if Placement Agent determines in good faith that the withholding of such notice is in the interests of the Holders.

         4.3 Acceleration; Rescission and Annulment.

                  (a) If an Event of Default occurs and is continuing, then and in every such case the Note Agent or the Holders of Notes representing not less than 25% of the aggregate principal amount of the outstanding Notes may declare the unpaid principal, premium, if any, and accrued and unpaid interest of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Note Agent if given by Holders), and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Agreement or the Notes to the contrary. If an Event of Default specified in
Section 4.1(e),  (f) or (g) above occurs,  all
unpaid principal of, and accrued interest on, the Notes then outstanding will become due and payable, without any declaration or other act on the part of the Note Agent or any Holder.

                  (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Note Agent as hereinafter provided, the Holders of Notes representing a majority of the aggregate in principal amount of the outstanding Notes, by written notice to the Company and the Note Agent, may rescind and annul such declaration and its consequences if

                           (i) the Company has paid or  deposited  with the Note
Agent a sum sufficient to pay;

                                    (A) all overdue  installments of interest on
         all Notes,

                                    (B) the principal of (and  premium,  if any,
         on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                                    (C) all sums  paid or  advanced  by the Note
         Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel; and

                           (ii) all Events of Default, other than the nonpayment
of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided herein.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         4.4 Collection of Indebtedness and Suits for Enforcement by Note Agent.

                  (a) The Company covenants that if:

                           (i) Default is made in the payment of any installment
of interest on any Notes when such interest becomes due and payable and such Default continues for a period of 15 days, or

                           (ii) Default is made on the payment of the  principal
of (or premium, if any, on) any Notes at the Maturity Date thereof,

the Company will, upon demand of the Note Agent, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel.

                  (b) If the Company fails to pay such amounts forthwith upon such demand, the Note Agent, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                  (c) If an Event of Default occurs and is continuing, the Note Agent may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Note Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         4.5 Note Agent May File Proofs of Claim.

                  (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Note or the property of the Company or of such other obligor or their creditors, the Note Agent (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Note Agent shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise;

                           (i) to file and prove a claim for the amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Note Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Note Agent, and in the event that the Note Agent shall consent to the making of such payments directly to the Holders, to pay to the Note Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel, and any other amounts due the Note Agent under this Agreement.

                  (b) The Note Agent shall not be required to join the Holders as necessary parties to any such judicial proceeding, provided, however, that nothing herein contained shall be deemed to authorize the Note Agent to authorize and consent to or accept, or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Note Agent to vote in respect of the claim of any Holder in any such proceeding.

         4.6 Note Agent May Enforce Claims Without Possession of Note Certificates. All rights of action and claims under this Agreement or the Notes may be prosecuted and enforced by the Note Agent without the possession of any of the Note Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Note Agent shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         4.7 Application of Money Collected. Any money collected by the Note Agent pursuant to this Section 4 shall be applied in the following order, at the date or dates filed by the Note Agent and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Note Certificates and the notation thereon of the payment if partially paid and upon surrender thereof if fully paid;

                  First: To the payment of all amounts due the Note Agent under this Agreement;

                  Second: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes, for principal (and premium, if any) and interest; and

                  Third: To the Company.

         4.8 Limitation on Suits. Except as provided in Section 4.9, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the Note Agent of a continuing Event of Default;

                  (b) the Holders of not less than 25% of the aggregate principal amount of the outstanding Note shall have made written request to the Note Agent to institute proceedings in respect of such Event of Default in its own name as Note Agent hereunder;

                  (c) such Holder or Holders have offered to the Note Agent reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Note Agent for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Note Agent during such 60-day period by the Holders of a majority of the aggregate principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

         4.9 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Agreement, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and interest on such Note on the Maturity Date and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         4.10 Restoration of Rights and Remedies. If the Note Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Note Agent or to such Holder, then and in every such case the Company, the Note Agent and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Note Agent and the Holders shall continue as though no such proceeding had been instituted.

         4.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Note Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         4.12 Delay or Omission Not Waiver. No delay or omission of the Note Agent or of any Holder to exercise any right or remedy occurring upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Note Agent or to Holders may be exercised from time to time and as often as may be deemed expedient by the Note Agent or by the Holders, as the case may be.

         4.13 Control by Holders. The Holders of a majority of the aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Agent or exercising any trust or power conferred on the Note Agent, provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Agreement; and

                  (b) the Note Agent may take any other action deemed proper by the Note Agent which is not inconsistent with such direction.

         4.14 Waiver of Past Defaults. The Holders of a majority of the aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a default:

                  (a) in the payment of the principal of (or premium, if any) or interest on any Note, or

                  (b) in respect of a covenant or provision hereof which under this Agreement cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         4.15 Undertaking for Costs. All parties to this Agreement agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Note Agent for any action taken or omitted by it as Note Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

         4.16 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it or they will not hinder, delay or impede the execution of any power herein granted to the Note Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    Section 5
                         Amendments, Waivers & Consents

         5.1 Consent Required.

                  (a) Except as otherwise provided in this Section 5.1, any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Placement Agent, which rights to amend include, but are not limited to, the rights to: (i) cure any ambiguity, omission, defect or inconsistency of this Agreement, (ii) provide for the assumption of the obligations of the Company under this Agreement upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, (iii) provide for uncertificated Notes in addition to or in place of certificated Notes, or (iv) make any change that would provide additional rights or benefits to the holders of Notes or that does not adversely affect the rights of any holder of Notes in any material respect.

                  (b) Notwithstanding anything herein to the contrary, the written consent of all of the Holders of Notes shall be required to (i) extend the time of payment of the principal of or the interest, including default interest, or premium, if any, on any Note or reduce the principal amount thereof or change the rate of interest thereon, (ii) change any of the provisions of
Section 6 or Section 8 hereof, (iii) change the percentage of Holders required to consent to any such waiver, amendment, alteration or modification of any of the provisions of Section 3 or Section 4 hereof, (iv) make any Note payable in money other than that stated herein, (v) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any Note, (vi) make any change in the percentage of principal amount of Notes necessary to waive compliance with any provision of this Agreement, or
(vii) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes.

         5.2 Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         5.3 Solicitation of Holders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be concurrently informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
Section 5 shall be delivered by the Company to each Holder forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any fee (whether denominated as servicing fee or otherwise) or other remuneration, including supplemental or additional interest, expenses or other amount, to any Holder as consideration for or as an inducement to the consideration or review of or entering into by such Holder of any waiver or amendment of any of the terms and provisions of this Agreement (or any proposed waiver or amendment hereof) unless such remuneration is concurrently paid, on the same terms, ratably to all Holders.

                                    Section 6
                               Conversion of Notes

         6.1 Conversion Rights and Manner of Exercise. Upon compliance with the provisions hereof, any Holder shall have the right, at any time and from time to time, to convert not less than $5,000 portions of the principal amount of such
Note into one share of Common Stock of the Company for each $1.00 (subject to Section 6.4) of unpaid principal amount of the Note or, in case an adjustment of such price has taken place pursuant to the following provisions hereof, then at the price as last adjusted and in effect at the date such Note or portion thereof is surrendered for conversion. The Company shall have the option to allow Notes to be converted into Common Stock in minimum denominations less than $5,000. To exercise such conversion privilege, the Holder thereof shall surrender such Note to the Company at its principal office accompanied by a completed Conversion Notice designating the unpaid principal amount of such Note to be converted and stating the name and address of the Person in whose name certificates for shares of Common Stock are to be registered.

         6.2 Issuance of Common Stock Certificates. As promptly as practicable (but in any event within 10 business days) after the receipt of a Conversion Notice and surrender of the Note as provided in Section 6.1, the Company shall issue and deliver to such Holder, issued in the name of such Holder or such other Person or Persons as such Holder may reasonably request, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note (or specified portion thereof). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such Conversion Notice shall have been received by the Company and at such time the rights of the Holder (or specified portion thereof) as such Holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         6.3 Cash Adjustments on Conversion. No payment or adjustment shall be made upon any conversion on account of any cash dividends declared for payment as of a record date prior to the date of conversion on the shares of Common Stock issued upon conversion of a Note. In the case of any Note that is converted in part only, the Company shall, upon such conversion, execute and deliver to the Holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of the Note surrendered and otherwise of like tenor therewith. No fractional share of Common Stock shall be issued upon conversion of any Note, but if the conversion results in a fraction, an amount equal to such fraction multiplied by the applicable Conversion Price shall be paid in cash to the Holder of the Note being converted.

         6.4 Antidilution Adjustments.

                  (a) In the event the Company at any time or from time to time after the issuance of any Notes shall declare or pay any dividend on its capital stock payable in Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price shall be adjusted by multiplying the Conversion Price prior to the adjustment by the number of shares of Common Stock outstanding immediately prior to the effective time of such event and dividing the result by the number of shares of Common Stock outstanding immediately after the effective time of such event, effective in the case of such dividend, immediately after the close of business on the record date for the determination of holders of capital stock entitled to receive such dividend, or in the case of a subdivision or combination, at the close of business immediately prior to the date upon which such corporate action becomes effective.

                  (b) In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in capital stock of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holders receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities which such Holders would have received had the Notes been converted prior to such effective record date.

                  (c) Whenever the Conversion Price shall be adjusted pursuant to this Section 6.4, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to each Holder.

         6.5 Mergers, Consolidations, Sales. In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company (except a subdivision  or  combination  provision  for  which  is made in  Section  6.4(a)
hereof), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of their Notes, such shares of stock, securities, assets or cash as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions of this Section 6 (including, without limitation, provisions for adjustment of the per share Conversion Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities, assets or cash thereafter deliverable upon conversion of such Notes. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holder such shares of stock, securities, assets or cash as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

         6.6 Dissolution or Liquidation. In the event of any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when Section 6.4 shall be applicable), the Company shall mail notice thereof to the Holders and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing such notice and, in any such case, the Holders may exercise the conversion rights with respect to their Notes within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30 day period shall thereafter become null and void.

         6.7 Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of retained earnings or by way of a stock dividend payable in shares of its Common Stock on its Common Stock, the Company shall mail notice thereof to the registered Holders not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the Holders shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof (except adjustments as provided in Section 6.4(b)) unless and to the extent that such conversion rights are exercised prior to such record date. The provisions of this Section 6.7 shall not apply to distributions covered by Section 6.4(a) or made in connection with transactions covered by Section 6.5 hereof.

         6.8 Reservation of Common Stock. The Company will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the conversion of Notes as herein provided for, as shall then be issuable upon the conversion of all outstanding Notes.

         6.9 Fully Paid Stock; Taxes. The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes (other than income taxes) that may be payable in respect of the Notes or any Common Stock or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the Holder of the Note converted, and any such tax shall be paid by such Holder at the time of presentation.

                                    Section 7
                         Restrictions on Transferability

         7.1 Restrictions on Transferability. The Notes and the Conversion Shares shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the provisions of the Securities Act and any applicable state securities laws, in respect of the transfer of any Notes or any such Conversion Shares.

         7.2 Restrictive Legends.

                  (a) Each Note  initially  issued under this Agreement and each
Note issued in exchange therefor shall bear on the face thereof a legend substantially as follows:

         THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN. A COPY OF THE NOTE AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER THEREOF UPON REQUEST TO THE COMPANY.

                  (b) Each certificate for shares of Common Stock initially issued upon the conversion of any Note and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 7 bear on the face thereof a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAW OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF SUCH SHARES IS SUBJECT TO CERTAIN CONDITIONS, THE PROVISIONS OF WHICH WILL BE PROVIDED TO THE REGISTERED HOLDER HEREOF UPON REQUEST BY THE COMPANY, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS SHALL HAVE BEEN FULFILLED.

In the event that a registration statement covering any Conversion Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required with respect to such shares (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the general rules and regulations of the Commission), the Company shall or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing such Conversion Shares or issue new certificates without such legend in lieu thereof. Upon the written request of any Holder or the holder of any Conversion Shares, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this paragraph and to bear all expenses in connection with such opinion of its counsel.

         7.3 Notice of Proposed Transfer; Registration Not Required. The Holder of each Note or any Conversion Shares, by acceptance thereof, agrees to give prior written notice to the Company of such Holder's intention to transfer such Note or such Conversion Shares (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer, together with an opinion of counsel to the effect that the proposed transfer may be effected without registration or qualification under any federal or state law. Unless the Company shall have received an opinion from counsel to the Company (which opinion shall be obtained by the Company not more than ten days after notice of a proposed transfer) that the proposed transfer may not be effected without registration or qualification under federal or state law, such Holder shall be entitled to transfer such Note or such Conversion Shares, all in accordance with the terms of the notice delivered by such holder to the Company. All fees and expenses of counsel for the Company in connection with the rendition of the opinion provided for in this Section 7.3 shall be paid by the Company.

         7.4 Transfer of Notes. If in the opinion of either counsel referred to in Section 7.3 a proposed transfer of a Note or Conversion Shares requested by the Holder thereof may not be effected without registration or qualification under applicable federal or state law, the Company shall promptly give written notice to the Holder who proposes to transfer the Note or such Conversion Shares (or any portion thereof) that the Holder shall not consummate the proposed transfer and the reasons therefor. No Note or Conversion Shares (or any portion thereof) for which a transfer has been proposed pursuant to Section 7.3 may be transferred in the manner proposed if registration thereof under the Securities Act would be required in the opinion of either counsel mentioned above.


                                    Section 8
                        Registration of Conversion Shares

         8.1 Shelf Registration. The Company shall use its reasonable best efforts to cause to be filed with the Commission no later than three months after the final closing of the Offering a shelf registration statement on an appropriate form under Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission, providing for the sale by the Holders of the Conversion Shares. The Company shall use its reasonable best efforts to have such shelf registration statement declared effective by the Commission as soon as practicable after such filing. The Company agrees to use its best efforts to keep the shelf registration statement continuously effective (and to take any and all other actions reasonably necessary in order to permit public resale of the Conversion Shares covered by such shelf registration statement in accordance with this Agreement) for a period of two years after the registration statement is declared effective. The Company further agrees, if necessary, to supplement or amend the shelf registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such shelf registration statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish notice thereof to the Holders of the Conversion Shares.

         8.2 Conditions Relating to Shelf Registration.

                  (a) Subject to paragraph (b) of this Section 8.2, the registration rights of the Holders pursuant to this Agreement and the ability to offer and sell Conversion Shares pursuant to the shelf registration statement are subject to the following conditions and limitations, and each Holder agrees with the Company that:

                           (i) If the Company determines in its good faith judgment that the filing of the shelf registration statement under
         Section 8.1 hereof or the use of any prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any securities pursuant to the shelf registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the shelf registration statement (including any action contemplated by Section 8.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 8.2(a)(i) is no longer necessary.

                           (ii) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any securities pursuant to the shelf registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the shelf registration statement (including any action contemplated by Section 8.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Company has filed such reports or obtained the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included in the shelf registration statement.

                           (iii) In the case of the registration of any underwritten primary equity offering initiated by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan), each Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of securities (or any option or right to acquire securities) during the period commencing on the 10th day prior to the effective date of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such Holder, which period may be of a duration of 90 days or more.

                           (iv) In the event that the Company plans to repurchase or bid for securities of the Company in the open market, on a private solicited basis or otherwise, and the Company determines, in its reasonable good faith judgment and based upon the advice of counsel to the Company (which counsel shall be experienced in securities laws matters), that any such repurchase or bid may not, under Rule 10b-6 under the Exchange Act, or any successor or similar rule, be commenced or consummated due to the existence or the possible commencement of a "distribution" (within the meaning of Rule 10b-6) as a result of any offers or sales by Holders of any Conversion Shares, as the case may be, under any registration statement filed pursuant to this Agreement, the Company shall be entitled, for a period of 90 days or more, to request that Holders of Conversion Shares, to suspend or postpone such distribution pursuant to such registration statement. The Company shall, as promptly as practicable, give such Holder or Holders written notice of such election, stating the basis for the Company's determination. As promptly as practicable following the determination by the Company that the Holders may commence or recommence their distribution pursuant to the registration statement without causing the

         Company to be in violation of Rule 10b-6, the Company shall give such Holder or Holders written notice of such determination.

                  (b) Notwithstanding the provisions of Section 8.2(a) above, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the shelf registration statement or prevent offerings, sales or distribution by the Holders thereunder pursuant to
Section 8.2(a) shall in no event exceed 180 days during any 12-month period.

                  (c) The Company may require each selling Holder of Conversion Shares, as a condition to the inclusion of the Conversion Shares of such selling Holder in the shelf registration statement or in any offering thereunder, as the case may be, to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request (which request shall be confirmed in writing if requested by the Company) in order to comply with applicable law and such other information as may be legally required in connection with such registration or offering, and the Holder shall promptly provide such information and a written consent to the inclusion of such information in the registration statement or any prospectus or supplement thereto; provided that the failure of any Holder to provide such information to the Company shall not in any way affect the obligations of the Company hereunder with respect to any other Holder.

         8.3 Registration Procedures. In connection with the obligations of the Company with respect to a registration statement pursuant to Section 8.1 hereof and subject to Section 8.2 hereof, the Company shall:

                  (a) (i) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act, (A) which form shall be selected by the Company and shall be available for the sale of the Conversion Shares in accordance with the intended method or methods of distribution by the selling Holders thereof (provided that the Company shall not be required to use any form other than Form S-1, S-2, S-3, SB-1 or SB-2 or any successor form and shall not be required to file more than one registration statement with the Commission) and (B) which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be so included or incorporated by reference, further provided that subject to the registration statement and prospectus being in compliance with the requirements of the Securities Act and the Exchange Act (including all rules and regulations of the Commission thereunder), the Company has the sole discretion to determine the form, substance and presentation of any financial or other information included in any registration statement or prospectus, and whether such information should be included in such registration statement or prospectus; and (ii) use its reasonable best efforts to cause such registration statement to become effective and remain effective in accordance with Section
8.1 hereof;

                  (b) prepare and file with the Commission such amendments and post- effective amendments to the registration statement as may be necessary to keep such registration statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) in the event that any federal law or regulation binding on the Company and adopted after the date hereof so requires (and would also so require if the Conversion Shares were being offered in a primary offering by the Company rather than by the Holders), use its reasonable best efforts to cause such Conversion Shares to be registered with or approved by such other federal governmental agencies or authorities in the United States, if any, as may be required by virtue of the business and operations of the Company to enable the selling Holders to consummate the disposition of such Conversion Shares;

                  (d) furnish to each Holder of Conversion Shares and to each managing underwriter of an underwritten offering of Conversion Shares pursuant to Section 4(1) of the Securities Act, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Conversion Shares;

                  (e) use its reasonable best efforts to register or qualify the Conversion Shares under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Conversion Shares of such class covered by the registration statement shall, on 20 days prior written notice, reasonably request in writing. Such notice to be sent at any time prior to the applicable registration statement being declared effective by the Commission. The Company shall maintain such registration or qualification in effect during the applicable period provided in Section 8.1 hereof; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 8.3; (ii) subject itself to taxation in any such jurisdiction; (iii) make any change to its Articles or Incorporation or Bylaws; or (iv) become subject to general service of process in any jurisdiction where it is not then so subject;

                  (f) notify each Holder of Conversion Shares as promptly as practicable after becoming aware thereof and (if requested by any such Holder) confirm such notice in writing (i) when the registration statement has become effective and when any post-effective amendments and supplements thereto become effective; (ii) of any request by the Commission or any state securities authority for amendments and supplements to the registration statement and any prospectus or for additional information relating to the Conversion Shares or the registration or qualification thereof after the registration statement has become effective; (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;
(iv) if the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the Conversion Shares cease to be true and correct in any material respect prior to the closing date specified in such agreement (provided such notice shall be given only to Holders which are parties to the agreements pursuant to which such representations and warranties are made), or if the Company receives any notification with respect to the suspension of the qualification of the Conversion Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the happening of any event during the period (other than any suspension period referred to in Section 8.2) during which the registration statement is required hereunder to be effective as a result of which the registration statement or any prospectus would contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of the Conversion Shares for sale in any jurisdiction as promptly as practicable;

                  (h) furnish to each Holder of Conversion Shares, without charge, at least one conformed copy of the registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

                  (i) cooperate with the Holders of Conversion Shares to facilitate the timely preparation and delivery of certificates representing Conversion Shares to be sold pursuant to the registration statement and not bearing any restrictive legends; and enable such Conversion Shares to be in such denominations and registered in such names as the selling Holders may reasonably request (in each case, provided such certificates are requested in writing at least three business days prior to any delivery thereof);

                  (j) upon the occurrence of any event contemplated by Section 8.3(f)(v) hereof, use its reasonable best efforts as promptly as practicable to prepare and file with the Commission a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Conversion Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

                  (l) use its reasonable best efforts to (i) cause all Conversion Shares to be listed or quoted on any securities exchange or quotation system on which the Company's outstanding Common Stock is then listed or quoted; and

                  (m) obtain a CUSIP number for all Conversion Shares not later than the effective date of the registration statement.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3 hereof, such Holder will forthwith discontinue disposition of Conversion Shares pursuant to the registration statement covering such Conversion Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 8.3(j) hereof, or until it is advised in writing by the Company that the use of such prospectus may be resumed and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Conversion Shares current at the time of receipt of such notice; provided, however, that the Company shall use its reasonable best efforts to promptly prepare and provide to the Holders a supplemented or amended prospectus contemplated by such Section 8.4(j) hereof. In the event the Company shall give any such notice, the period during which such registration statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.4(f)(v) hereof to including the date when each Holder of Conversion Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 8.4(j) hereof.

         8.4 Registration Expenses.

                  (a) The Company will bear all reasonable Registration Expenses incident to the performance of or compliance with its obligations under this Agreement. Notwithstanding the foregoing, the Company is not required to pay any fees or expenses of Holders, underwriters, the Holder's or any underwriter's counsel (other than blue sky counsel) or accountant or any other advisers, including any transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in the respect of Conversion Shares.

                  (b) Each Holder shall pay all costs and expenses incurred by such Holder, including all transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in respect of Conversion Shares. To the extent that any Registration Expenses are incurred, assumed or paid by any Holder or any placement or sales agent therefor or underwriter thereof with the Company's prior written consent, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid within a reasonable time after receipt of a written request therefor. Any Registration Expenses submitted by any Holder, placement or sales agent or underwriter or on behalf of any such person for payment by the Company shall be itemized in detail and contain clear and accurate receipts of all expenditures made by such parties.

         8.5 Indemnification; Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder and each "person," if any, that controls such Holder within the meaning of Section 15 of the Securities Act for, from and against any and all loss, liability, claim, damage and expense (including attorneys' fees) to the extent resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Conversion Shares were registered under the Securities Act (or any amendment thereto), including all documents incorporated therein by reference, or from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such misstatement or omission or alleged misstatement or omission is made therein in reliance upon and in conformity with information furnished to the Company by such Holder in writing expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Conversion Shares. As used in this Section 8.5(a), the term "Holder" shall include its officers, directors and agents.

                  (b) Each Holder agrees to indemnify and hold harmless the Company, its directors and officers and each "person," if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder's behalf expressly for use in any registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Conversion Shares, or any amendment or supplement thereto; provided that the obligations or any Holder to indemnify the Company and the other persons referred to above shall be limited to the proceeds received by such Holder from the sale of such Conversion Shares pursuant to such registration statement.

                  (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification hereunder, the indemnified party shall give prompt written notice to the indemnifying party, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all expenses in connection with such defense. The indemnified party or any controlling person of such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or such controlling person unless (i) the indemnifying party shall have agreed to pay such fees and expenses; or (ii) the indemnifying party shall have failed to assume the defense for such action or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party or such controlling person and the indemnifying party, and such indemnified party or such controlling person shall have been advised by counsel that counsel employed by the indemnifying party would, under applicable professional standards, have a conflict in representing both the indemnifying party and the indemnified party or such controlling person, in which case, if such indemnified person or such controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding of separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, and shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party and such controlling persons, which firm shall be designated, if the Holders (or their controlling persons) are the indemnified parties, in writing by the Holders of a majority of the outstanding Conversion Shares owned by Holders who are then entitled to such indemnity in connection with such action or proceeding and if the Company is the indemnified party, by the Company. No party shall be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (d) (i) If the  indemnification  provided  for in this Section
8.5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                      (ii) The  parties  hereto  agree that it would not be just and equitable if contribution pursuant to this Section 8.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses, liabilities, or judgements referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.5(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Conversion Shares of such selling Holder were offered to the public pursuant to such registration statement exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty by a court of competent jurisdiction of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty by a court of competent jurisdiction of such fraudulent misrepresentation.

                  (e) Neither the Company nor the Holders shall have any obligation under this Agreement (other than as set forth in this Section 8.5) to provide the other with indemnification or contribution in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 8.5; provided, however, that the provisions of this Section 8.5 shall not relieve an indemnifying party from liability which it may have to an indemnified party other than with respect to the matters referred to in this Section 8.5.

         8.6 Commission Filings. The Company covenants that it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner as determined by applicable rules and interpretations under the Exchange Act. Upon the written request of any Holder of Conversion Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         8.7 Lock-up Agreement. Prior to the registration statement related to the Conversion Shares being declared effective, the Holders of Conversion Shares shall not offer, sell, dispose of, transfer or otherwise reduce market risk with respect to such Registerable Securities, directly or indirectly, without the prior consent of the Company and except for transfers occurring by operation of law. The foregoing notwithstanding, the percentage of Conversion Shares shall be released from the above restrictions at the time periods as follows:

                    Time                  Cumulative Percentage Transferable
                    ----                  ----------------------------------

     Effective Date of Registration                     25%

     Three Months After Effective Date                  50%

     Six Months After Effective Date                    75%

     Nine Months After Effective Date                  100%

The above percentages apply to all securities of Holder acquired in the Offering. The Company shall place appropriate legends on the certificates representing the Conversion Shares and instructions with its transfer agent specifying that the Conversion Shares are subject to the restriction on transfer as set forth above.

                                    Section 9
                                   Note Agent

         9.1 Duties and Liabilities of Note Agent.

                  (a) The Note Agent upon appointment shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Note Agent shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) No provision of this Agreement shall be construed to relieve the Note Agent from liability for its own gross negligence in acting or omitting to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of an Event of Default which may have occurred:

                                    (A) the duties and  obligations  of the Note
                  Agent shall be determined solely by the express provisions of this Agreement, and the Note Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Note Agent; and

                                    (B) in the  absence of bad faith on the part
                  of the Note Agent, the Note Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Note Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof arc specifically required to bc furnished to the Note Agent, the Note Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                           (ii) the Note Agent shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Note Agent was grossly negligent in ascertaining the pertinent facts;

                           (iii) the Note Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Holders, or exercising any power conferred upon the Note Agent, under this Agreement; and

                           (iv) none of the provisions of this Agreement shall require the Note Agent to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c) Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Note Agent shall be subject to the provisions of this Section 9.

         9.2 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.1:

                  (a) the Note Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, bond. note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of the provisions of this Agreement the Note Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Note Agent, be deemed to be conclusively proved and established by a certificate signed by the Company and delivered to the Note Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Note Agent, shall be full warrant to Note Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof;

                  (c) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed);

                  (d) the Note Agent may consult with legal counsel and any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such opinion of Counsel;

                  (e) the Note Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders, pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Note

Agent reasonable security or indemnify against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Note Agent of the obligations, upon the occurrence of any Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (f) the Note Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (g) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Note Agent shall not be bound to make any investigation into the facts or matters stated in the resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, bond note, or other paper or document, unless requested in writing so to do by the Holders of more than one half in aggregate principal amount of the Notes then outstanding; provided that if the payment within a reasonable time to the Note Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Note Agent, reasonably assured to the Note Agent by the security afforded to it by the terms of this Agreement, the Note Agent may require reasonable indemnity against such expense or liability as a condition to so proceeding, the reasonable expense of every such examination shall be paid by the Company, or, if paid by the Note Agent, shall be repaid by the Company upon demand; and

                  (h) the Note Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

         9.3 No Responsibility for Recitals, etc. The recitals contained herein and in the Note shall be taken as the statements of the Company and the Note Agent assumes no responsibility for the correctness of the same. The Note Agent makes no representations as to the validity or sufficiency of this Agreement or of the Notes. The Note Agent shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Note Agent in conformity with the provisions of this Agreement.

         9.4 Moneys to be Held in Trust. All moneys received by the Note Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they are received.

         9.5 Expenses of Note Agent. The Company shall pay or reimburse the Note Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Note Agent in connection with the performance of Note Agent's obligations with respect to a Default by Company or by reason of the occurrence of an Event of Default (including the reasonable compensation and expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also shall indemnify the Note Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Note Agent and arising out of or in connection with the acceptance or administration of this agency, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

         9.6 Resignation or Removal of Note Agent.

                  (a) The Note Agent may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Placement Agent may appoint a successor agent by written instrument, in duplicate, executed by the Placement Agent one copy of which instrument shall be delivered to the resigning Note Agent and one copy to the successor Note Agent. If no successor Note Agent shall have been so appointed and have accepted appointment within 60 days after the publication of such notice of resignation, the resigning Note Agent may petition any court of competent jurisdiction for the appointment of a successor Note Agent, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Note Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Note Agent. In the event the Event of Default causing the appointment of the Note Agent is cured, the Placement Agent has no duty to appoint a substitute Note Agent until the subsequent occurrence of an additional Event of Default.

                  (b) In case at any time the Note Agent shall become incapable of acting; or in connection with the performance of its obligations hereunder shall have acted in bad faith, shall have been grossly negligent or shall have willfully breached this Agreement; or shall be adjudged a bankrupt or insolvent, or a receiver of the Note Agent or of its property shall be appointed, or any public officer shall take charge or control of the Note Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Placement Agent may remove the Note Agent and appoint a successor Note Agent by written instrument, in duplicate, executed by order of the Placement Agent, one copy of which instrument shall be delivered to the Note Agent so removed and one copy to the successor Note Agent, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Note Agent and the appointment of a successor Note Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Note Agent and appoint a successor Note Agent.

                  (c) Any resignation or removal of the Note Agent and appointment of a successor Note Agent pursuant to any of the provisions of this
Section 9.6 shall become effective upon acceptance of appointment by the successor Note Agent.

                                   Section 10
                                  Miscellaneous

         10.1 Registered Notes. The Company shall cause to be kept at its principal office the Note Register and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement. The Company will serve as its own registrar for the Notes. Subject to the restrictions on transferability of the Notes pursuant to
Section 7, upon surrender for registration of transfer of any Note at its principal place of business, the Company shall execute and deliver, in the name of the transferee or transferees, a new Note or Notes for a like aggregate principal amount of authorized denominations. Notes to be exchanged shall be surrendered at the principal place of business of the Company, which shall execute and shall deliver in exchange therefor the Note or Notes that the Holder making the exchange shall be entitled to receive, bearing serial numbers not then outstanding. All Notes presented for registration of transfer, exchange or payment shall, if so required by the Company, be duly endorsed by or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or by the Holder's duly authorized attorney. Any exchange or registration of transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         10.2 Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by any Holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 10.1, this Section 10.2 or Section 10.3 and upon surrender of any Note to the Company at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in a denomination equal to the Note so surrendered or in such other denomination equal to or in excess of $5,000 as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         10.3 Loss, Theft, etc. of Notes.

                  (a) If any Note shall become mutilated or be destroyed, lost or stolen, the Company shall, upon the written request of the Holder thereof, execute and deliver a new Note, bearing a serial number not then outstanding, in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen; provided, however, that the Company shall not be obligated to execute and deliver a new Note unless, (i) in every case, the applicant requesting a substituted Note shall furnish to the Company such security or indemnity as may be reasonably required by it to save it harmless, and (ii) in every case of destruction, loss or theft, such applicant shall also furnish to the Company evidence reasonably satisfactory to it of the destruction, loss or theft of such Note and of the ownership thereof.

                  (b) Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith, including, without limitation, counsel fees of the Company and the Note Agent. In case any Note that has matured or is about to mature shall have become mutilated or be destroyed, lost or stolen, the Company may, with the consent of the applicant, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof, except in the case of a mutilated Note), if the applicant for such payment shall furnish the Company with such security or indemnity as it may reasonably require to save it harmless and, in case of destruction, loss or theft, evidence reasonably satisfactory to the Company of the destruction, loss or theft of such Note and of the ownership thereof. Every substituted Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is destroyed, lost or stolen, shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all of the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         10.4 Cancellation of Notes; Acquisition of Notes by Company. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be delivered to the Company for cancellation and the Company shall cancel such Notes and all Notes that have been surrendered directly to the Company for cancellation, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall indicate clearly on the face and on each and every page of such canceled Notes the fact that such Notes are canceled. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes, unless and until the same are canceled, and the Company shall not be entitled to vote or participate in directing the activities of the Note Agent pursuant to this Agreement with respect to any such acquired Notes.

         10.5 Transfer of Note. Any Holder to which this Section 10.5 applies agrees that in the event it shall sell or transfer any Note it will, prior to the delivery of such Note (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Note and will also note thereon the date to which interest has been paid on such Note, and it will promptly notify the Company of the name and address of the transferee of any Note so transferred. With respect to Notes to which this Section 10.5 applies, the Company shall be entitled to presume conclusively that the original or such subsequent Holder as shall have requested the provisions hereof to apply to its Note remains the Holder of such Notes until the Company shall have received notice in writing of the transfer of such Notes, and of the name and address of the transferee, or such Notes shall have been presented to the Company as evidence of the transfer.

         10.6 Expenses; Stamp Tax Indemnity. The Company will pay the following expenses in connection with this Agreement and the transactions contemplated hereby: (a) duplicating and printing costs and charges for shipping the Notes, adequately insured to each original Holder's home or office or at such other place as such Holder may designate, and (b) all such expenses relating to any amendment, waivers or consents (whether or not consummated) pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company will pay, and indemnify each Holder against any liability for, brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement and resulting from an agreement or alleged agreement between the Company and such Person. As a condition to transferring the ownership of a Note on the Note Register, the Company may require that the Holder of the Note first pay to the Company the amount of any tax or governmental charge applicable to the transfer of the Note.

         10.7 Acts of Holders; Evidence of Ownership of Notes.

                  (a) Any action to be taken by Holders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Holders in person or by an agent appointed in writing. The fact and date of the execution by any person or any such instrument may be proved by acknowledgement before a Notary Public or other officer empowered to take acknowledgements, or by an affidavit of a witness to such execution.

                  (b) Prior to due presentment of any Note for registration of transfer, the Company may deem the person in whose name the Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Notes shall be overdue and notwithstanding any notation of ownership or writing thereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal of, interest on, and premium, if any, on such Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. Payment of or on account of the principal of, interest on, and premium, if any, on such Note shall be made only to or upon the order in writing of the registered owner thereof. All such payments shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

                  (c) Any action taken by the holders of more than one half in aggregate principal amount of the Notes specified in this Agreement in connection with such action shall be conclusively binding upon the Company and the Holders. Any action by any Holder shall bind all future Holders of the same
Note in respect of anything done or suffered by the Company in pursuance thereof.

         10.8 Holders' List. The Company covenants and agrees that it and every obligor upon the Notes will furnish or cause to be furnished to the Note Agent, within three days of appointment, a list in such form as the Note Agent may reasonably require containing all information in the possession or control of the Company as to the name and addresses of the Holders obtained (in the case of each list other than the first list) since the date as of which the next previous list was furnished. Any such list may be dated as of the date not more than 15 days before the time any information is furnished or caused to be furnished and need not include information received after such date. The Note Agent shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in this Section 10.8 and received by it hereunder. The Note Agent may destroy any list furnished to it as provided in this Section upon receipt of a new list as provided herein.

         10.9 Powers and Rights Not Waived, Remedies Cumulative. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to and are not exclusive of any rights or remedies any such Holder would otherwise have, and no waiver or consent, given or extended pursuant to the provisions of this Agreement, shall extend to or affect any obligation or right not expressly waived or consented to.

         10.10 Notices. All communications provided for hereunder shall be in writing and, if to a Holder or the Note Agent, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at the address of the Holder on the registration books of the Company, or to the Note Agent at the address as the Note Agent may designate, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at the address of its corporate offices; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this Section 10.10, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this Section 10.10 and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

         10.11 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns, including each successive Holder.

         10.12 Discharge and Termination. The Company may, at any time, terminate its obligations hereunder and the Notes by irrevocably depositing in trust cash or obligations of the United States government and its agencies for payment of principal of, premium, if any, and interest on, the Notes to maturity. In such event, this Note Agreement shall cease to have any effect except as to (a) rights of registration of transfer, substitution and exchange of Notes, (b) rights of holders to receive payments of principal or premium, of any, and interest on the Notes, (c) the right to convert Notes into shares of Company Common Stock, and (d) the rights, obligations and immunities of the Note Agreement.

         10.13 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with any Closing Date, will survive the closing and the delivery of this Agreement and the Notes.

         10.14 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         10.15 Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the laws of the State of Arizona.

         10.16 Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         10.17 Benefits of Provisions of This Agreement. Nothing in this Agreement or in the Notes, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties thereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Agreement, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions contained in this Agreement or in the Notes being for the sole benefit of the parties hereto and the Holders.

         10.18 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                             Soy Environmental Products, Inc.



                                             By
                                               ---------------------------------

                                             Its
                                               ---------------------------------

                                             Fox & Company Investments, Inc.



                                             By
                                               ---------------------------------

                                             Its
                                               ---------------------------------

                                    Exhibit A


THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTES AGREEMENT REFERRED TO HEREIN. A COPY OF THE NOTE AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER HEREOF UPON REQUEST TO THE COMPANY.

                        Soy Environmental Products, Inc.


                         Senior Secured Convertible Note


No.  R-*[insert Note number]                                *[insert issue date]
$*[insert principal amount]

         Soy Environmental Products, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to [insert name(s) of Note holder(s)] or registered assigns on the Maturity Date, the principal amount of *[insert principal amount of Note written out] DOLLARS ($[insert principal amount of Note in numbers]) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid heron in an amount equal to four percent (4%) per month in advance commencing on February 1, 1998, and on the first day of each month thereafter through the Maturity Date. The "Maturity Date" shall mean January 31, 1998 unless extended at the discretion of the Company to July 31, 1998 by payment of an extension fee equal to five percent (5%) of the outstanding face amount of the Note. Interest payments shall be paid to the person listed as the registered holder of this Note on the books of the Company as of the close of business on the 15th day of the month preceding the month in which the interest payment date occurs. Both the principal hereof and interest hereon are payable at the principal office of the Company, in coin or currency of the United States of America, which at the time of payment shall be legal tender for the payment of public and private debts. The Company shall have the option to pay interest payments in the form of a check mailed to the registered address of the person entitled thereto.

         This Note is one of the Notes of the Company in the aggregate principal amount of up to $900,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement, dated as of ____________, 1997, entered into by the Company and the Placement Agent and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein, to which Note Agreement reference is hereby made for the statement thereof.

         This Note and the other Notes outstanding under the Note Agreement may be declared due before their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         Subject to and upon compliance with the provisions of the Note Agreement, the holder hereof shall have the right and option at any time after November 16, 1997 to convert the principal hereof or any portion hereof into fully paid and nonassessable shares of Common Stock of the Company at a conversion price per share of $1.00. Such conversion price is subject to adjustment in certain events as more fully set forth in the Note Agreement.

         The Notes are subject to prepayment at the option of the Company on or before November 15, 1997.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                             Soy Environmental Products, Inc.



                                             By
                                               ---------------------------------

                                             Its
                                               ---------------------------------

                       Form of Reverse Side of Certificate

                                 Assignment Form

To assign this Note, fill in the form below:

I or we assign and transfer this Note to: (Insert Assignee's Social Security or Tax Identification No.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Pen or type assignee's name, address and zip code)

and irrevocably appoint ______________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                Your Signature:
     -----------                    --------------------------------------------
                                    (Sign  exactly  as  your name appears on the
                                     other side of this Note Certificate)

Signature Guarantee:
                    ------------------------------------------------------------


By
  ---------------------------------
The signature should be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                Conversion Notice
                (To be completed and signed only upon conversion
                        of the Notes in whole or in part)

TO: Soy Environmental Products, Inc.


       The undersigned, Holder of the attached Note, hereby irrevocably elects to convert $_______ principal amount of the Note for shares of Common Stock (as such terms are defined in the Note Agreement dated , 1997), from Soy Environmental Products, Inc. (or other securities or property). The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
----- --------------------------------------------------------------------------

Address:
-------- -----------------------------------------------------------------------

Deliver to:
----------- --------------------------------------------------------------------

Address:
-------- -----------------------------------------------------------------------

         If the foregoing Conversion Notice evidences a conversion of less than the total principal amount of this Note, please issue a new Note, of like tenor, for the remaining principal balance (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:
----- --------------------------------------------------------------------------

Address:
-------- -----------------------------------------------------------------------

Dated:   ______________________, 19__.


--------------------------------------------------------------------------------
                                (Name of Holder)


--------------------------------------------------------------------------------
                  (Signature of Holder or Authorized Signatory)


--------------------------------------------------------------------------------
          (Social Security or Taxpayer Identification Number of Holder)

--------------------------------------------------------------------------------



                        Soy Environmental Products, Inc.


                            Class A Warrant Agreement


                            For the Issuance of Up to
                            900,000 Class A Warrants


--------------------------------------------------------------------------------

                            Class A Warrant Agreement

       This Class A Warrant Agreement (the "Agreement") is made effective as of the 3rd day of July, 1997, among Soy Environmental Products, Inc., a Delaware corporation (the "Company"), and Fox & Company Investments, Inc. (the "Placement Agent").

                                    Recitals:

         A. The Company has entered into an agreement (the "Placement Agreement") with the Placement Agent pursuant to which the Placement Agent has agreed to assist the Company in the placement of up to 15 Units, each Unit consisting of one $60,000 par value secured note and 60,000 Class A Warrants ("Warrants"), subject to the terms of the Placement Agreement (the "Offering").

         B. Each Warrant entitles the holder to purchase one share of the Company's Common Stock through September 30, 2000, subject to cancellation or expiration of unexercised Warrants prior to such date upon certain events, as set forth below.

         C. The Company desires to provide for the form and provisions of the Warrants, the terms upon which the Warrants shall be issued and exercised, and the respective rights, limitation of rights, privileges and immunities of the Company, and the registered holders of the Warrants.

         D. All acts and things necessary to make the Warrants, when executed and delivered on behalf of the Company as provided in this Agreement, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement, have been done and performed.

                                   Agreement:

         Now, Therefore, it is hereby agreed as follows:

                                    Section 1
                                Issue of Warrants

         1.1 Issuance of Definitive Warrants. On any closing under the Placement Agreement (the "Warrant Date"), the Company will issue certificates, in substantially the form attached as Exhibit A hereto ("Warrant Certificates"), which are exchangeable for shares of the Company's common stock ("Common Stock") only as provided in Article 2 hereof. Each Warrant evidences the right of the registered holder thereof, subject to the terms and conditions hereof, to subscribe for one share of Common Stock of the Company.

         1.2 Execution and Delivery of Warrants. Each Warrant Certificate shall be dated as of the Warrant Date and shall be signed on behalf of the Company by the facsimile or manual signature of the President and Secretary. The Company may adopt and use the facsimile or manual signature of any person who is such an officer of the Company at the time of the execution of any Warrant Certificate, irrespective of the date as of which the same is executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time the Warrant Certificate is issued such person has ceased to be an officer of the Company. No Warrant shall be valid unless it shall have been signed and delivered as provided in this Section 1.2.

                                    Section 2
                  Duration, Exercise and Redemption of Warrants

         2.1 Duration of Warrants and Terms of Exercise. Subject to earlier exercise or cancellation as provided herein, each Warrant entitles the holder to purchase one share of Common Stock or equivalent security of any successor to the Company at a price of $1.00 per share (the "Purchase Price"), subject to adjustment as provided herein, for a term, commencing on the Warrant Date and ending September 30, 2000, (the "Exercise Period").

         2.2 Exercise of Warrants. Warrants may be exercised by surrendering, at the office of the Company, the Warrant Certificate evidencing such Warrants, together with a subscription in the form set forth on the reverse side of the Warrant Certificate, duly executed, and accompanied by the tender, in U.S. dollars, of either federal funds or a certified check or bank cashier's check, payable to the order of the Company for the applicable Purchase Price. The Warrants may be exercised from time to time and at any time during the Exercise Period, in minimum denominations of 100 shares. As soon as practicable after any Warrants have been so exercised, the Company shall cause to be issued and delivered to the holder, or upon the order of the registered holder of such Warrants, in such name or names as may be directed by the holder, a certificate or certificates for the number of full shares of Common Stock to which the holder is entitled, and if such Warrant Certificate shall not have been exercised in full, a new Warrant Certificate for the number of Warrants as to which such Warrant Certificate shall not have been exercised. All Warrant Certificates so surrendered shall be delivered to and cancelled by the Company.

         2.3 Common Stock Issued Upon Exercise of Warrants. All shares of Common Stock issued upon the exercise of Warrants shall be duly authorized, validly issued and outstanding, fully-paid and nonassessable. Fractional shares of Common Stock will not be issued upon exercise of a Warrant. With respect to any fraction of a share called for upon any such exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the "Current Market Price Per Share," which on any date shall be determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange, the Current Market Price Per Share shall be the average of the daily closing prices for the 30 consecutive trading days commencing 35 trading days before such date. If no sale is made on any trading day, the closing price shall be deemed to be the average of the closing bid and asked prices for such day on such exchange; or

                  (b) If the Common Stock is not listed or admitted to unlisted trading privileges on any exchange, the Current Market Price Per Share shall be the average of the 30 consecutive reported sale price (or prices, if applicable) or the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or, if not so quoted on NASDAQ, as quoted by the National Quotations Bureau, Inc., for the 30 consecutive trading days commencing 35 days before such date; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ or the National Quotations Bureau, Inc., the Current Market Price Per Share shall be the fair market value of the Common Stock as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive.

         2.4 Record Date of Shares. Irrespective of the date of issue and delivery of certificates for any Common Stock issuable upon the exercise of Warrants, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the shares represented thereby on the date on which the Warrant Certificate surrendered in connection with the subscription therefor was surrendered and payment of the Purchase Price was tendered. No surrender of Warrant Certificates on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive shares upon such surrender as the record holder of such shares on such date, but such person or persons shall be constituted the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are opened. Except as otherwise provided in Section 3.2, each person holding any shares received upon exercise of Warrants shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such shares.

         2.5 Cancellation of Warrants. On 45 days' written notice the Company may, at the option of the Company, cancel the Warrants if the closing bid price as reported in the public markets for the Common Stock equals or exceeds $3.00 per share (the "Target Price") for 120 consecutive trading days in minimum daily volumes of 2000 shares. Any cancellation shall also be subject to the following conditions: (i) the Company must give, within 10 days after the end of the particular 120 consecutive days upon which the cancellation is based ("Notice Date"), a notice to each registered holder of Warrants stating the Company's intention to cancel the Warrants and setting the date of such cancellation which shall be a date not less than 45 days following the Notice Date (the "Cancellation Date"); and (ii) the Company must permit each registered holder of any Warrants to exercise such Warrants through the Cancellation Date as provided in Section 2.2 above. Notice of any cancellation pursuant to this Section 2.5 shall be deemed given if mailed by first class or certified mail on the date deposited in the United States Mail, postage prepaid, addressed to the registered holder of Warrants to be cancelled at the address as it appears on the books of the Company. Neither failure of delivery of such notice nor defect therein or in the mailing thereof shall affect the validity of the cancellation of any Warrants hereunder.

                                    Section 3
                          Adjustment of Purchase Price,
                     Number of Shares or Number of Warrants

         3.1 General. The Purchase Price and the number of shares of Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 3.

         3.2 Stock Dividends, Stock Splits, Combinations, Reclassification, etc. In case the Company shall at any time after the date of this Agreement (a) declare a dividend on the Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock into a larger number of shares, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in connection with a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled, at no additional expense, to receive the aggregate number and kind of shares of stock and Warrants which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         3.3 Distribution of Assets. If at any time after the date hereof the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend (other than upon a liquidation, dissolution or winding up of the Company as provided for in
Section 4.1, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of Arizona), each registered holder of any Warrant then outstanding shall, upon the exercise of such Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the shares of Common Stock to which the holder would otherwise be entitled hereunder, such assets (or, at the option of the Company, a sum equal to the value thereof at the time of the distribution as determined by its Board of Directors in its sole discretion) which would have been distributed to such registered holder if the holder had exercised its Warrants immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

         3.4 Consolidation, Merger and Sale of Assets. If, prior to the end of the Exercise Period, the Company shall at any time consolidate with or merge into another corporation, the holder of any Warrant will thereafter receive, upon exercise thereof, in lieu of the shares of Common Stock of the Company immediately theretofore issuable upon exercise of the rights then represented by the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of the Common Stock of the Company equal to the number of shares of such Common Stock immediately theretofore issuable upon exercise of the Warrants, had such consolidation or merger not taken place. The Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company or the successor corporation, as the case may be, shall execute and deliver to the Placement Agent a supplemental agreement so providing. The provisions of this Section 3.4 shall similarly apply to successive mergers or consolidations. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities, shall be deemed a consolidation or merger for the foregoing purposes.

         3.5 Dividends in Convertible Securities, Options, Rights or Warrants. In case the Company shall issue stock, securities, rights, options, convertible securities or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock or securities convertible into Common Stock, each registered holder of any Warrant then outstanding shall, upon the exercise of such Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the shares of Common Stock to which the holder would otherwise be entitled hereunder, such stock, securities, rights, options, convertible securities or warrants which would have been distributed to such registered holder if the holder had exercised its Warrants immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

         3.6 Form of Warrant. The form of Warrant need not be changed because of any change in the Purchase Price or the number of shares of Common Stock or Warrants issuable upon exercise of the Warrants pursuant to this Article 3 and Warrants issued after such change may state the same terms with respect to the Purchase Price and number of shares of Common Stock and Warrants issuable thereunder as stated in the Warrants initially issued pursuant to this Agreement. The Company may at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof in a manner inconsistent with this Agreement. Any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form so changed.

         3.7 Dividends. No registered holder of any Warrant shall, upon the exercise thereof, be entitled to any dividend that may have accrued or which may previously have been paid with respect to shares of stock issuable upon exercise of the Warrants except as specifically provided in this Section 3.

         3.8 Certification of Adjusted Purchase Price and Number of Shares and Warrants Issuable. Whenever the Purchase Price and the number of shares of Common Stock and Warrants issuable upon the exercise of each Warrant are adjusted as provided in this Section 3, the Company shall (a) promptly prepare an Officer's Certificate setting forth the Purchase Price as so adjusted, the number of shares of Common Stock and Warrants issuable upon the exercise of each Warrant as so adjusted and/or the number of Warrants as so adjusted and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Placement Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each registered holder of Warrants in accordance with Section 8.1. The term "Officer's Certificate" in this Agreement shall mean a certificate or instrument signed by one of the following: the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary of the Company.

                                    Section 4
               Other Provisions for Protection of Warrant Holders

         4.1 Liquidation of the Company. In the event of the liquidation, dissolution or winding up of the Company, a notice thereof shall be filed by the Company with the Placement Agent and each transfer agent for the Common Stock (if the transfer agent is a person other than the Company) at least 30 days before the record date (which date shall be specified in such notice) for determining holders of the Common Stock entitled to receive any distribution upon such liquidation, dissolution or winding up. Such notice shall also specify the date on which the right to exercise Warrants shall expire, as provided in
Section 2.1. A copy of such notice shall be published once in an Authorized Newspaper in Phoenix, Arizona, not more than 30 nor less than 20 days from such record date. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the liquidation, dissolution or winding up, or of any distribution in connection therewith. The term "Authorized Newspaper" when used with reference to the publication of a notice provided for in this Agreement shall mean a newspaper printed in the English language and customarily published on each business day (whether or not published on Saturdays, Sundays or legal holidays) and of general circulation.

         4.2 Reservation of Shares. The Company shall reserve and keep available out of its authorized but unissued Common Stock such number thereof as shall from time to time be sufficient to permit the exercise of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purposes, the Company will take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         4.3 No Rights as Stockholder Conferred by Warrants. The Warrants shall not entitle the registered holders thereof to any of the rights, either at law or in equity, of a stockholder of the Company.

         4.4 Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant becomes lost stolen, mutilated or destroyed, the Company may, on such terms as to indemnify or otherwise as may be reasonably required to save it harmless, issue a new Warrant of the denomination, tenor and date as the Warrant so lost stolen mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any person.

         4.5 Enforcement of Warrant Rights. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrants. Any registered holder of any Warrant may in its own behalf and for its own benefit enforce, and may institute and maintain any suit action or proceeding against the Company suitable to enforce, or otherwise in respect of, the holder's right to exercise its Warrant for the purchase of stock in the manner provided in the Warrant and in this Agreement.

                                    Section 5
                            Registration of Warrants
                                       And
                                     Lock-UP

         5.1 Shelf Registration.

                  (a) The Company shall use its best efforts to cause to be filed with the Securities and Exchange Commission (the "Commission") no later than three months after the final closing under the Offering, a shelf registration statement on an appropriate form under Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), or any similar rule that may be adopted by the Commission, providing for the sale by the Warrant holders of the Warrants and the Common Stock issuable upon exercise of the Warrants (the "Registrable Securities"). The Company shall use its best efforts to have such shelf registration statement declared effective by the Commission as soon as practicable after such filing. The Company agrees to use its reasonable best efforts to keep the shelf registration statement effective for at least two years after its effective date (and to take any and all other actions reasonably necessary in order to permit public resale of the Warrants covered by such shelf registration statement in accordance with this Agreement) throughout the Exercise Period. The Company further agrees, if necessary, to supplement or amend the shelf registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such shelf registration statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish notice thereof to the holders of the Warrants.

                  (b) The Company shall pay all Registration Expenses (as defined in Section 5.4 hereof) in connection with the registration pursuant to
Section 5.1.

         5.2 Conditions Relating to Registration and Offer of Registrable Securities.

                  (a) Subject to paragraph (b) of this Section 5.2, the registration rights of the holders pursuant to this Agreement and the ability to offer and sell Registrable Securities pursuant to the shelf registration statement are subject to the following conditions and limitations, and each holder agrees with the Company that:

                         (i) If the Company determines in its good faith judgment that the filing of the shelf registration statement under
         Section 5.1 hereof or the use of any prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the holders to offer, sell or distribute any securities pursuant to the shelf registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the shelf registration statement (including any action contemplated by Section 5.3 hereof) will for up to sixty days in any twelve month period be suspended until the date upon which the Company notifies the holders in writing that suspension of such rights for the grounds set forth in this Section 5.2(a)(i) is no longer necessary.

                        (ii) If all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") have not been filed by the required date without regard to any extension, or if consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or
         Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to the holders, the rights of the holders to offer, sell or distribute any securities pursuant to the shelf registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the shelf registration statement (including any action contemplated by Section 5.3 hereof) will for up to sixty days in any twelve month period be suspended until the date upon which the Company has filed such reports or obtained the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included in the shelf registration statement.

                       (iii) In the case of the registration of any underwritten primary equity offering initiated by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan), each holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of securities (or any option or right to acquire securities) during the period commencing on the 10th day prior to the effective date of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such holder, which period may be of a duration of ninety days or more.

                        (iv) In the event that the Company plans to repurchase or bid for securities of the Company in the open market, on a private solicited basis or otherwise, and the Company determines, in its reasonable good faith judgment and based upon the advice of counsel to the Company (which counsel shall be experienced in securities laws matters), that any such repurchase or bid may not, under Rule 10b-6 under the Exchange Act, or any successor or similar rule ("Rule 10b-6"), be commenced or consummated due to the existence or the possible commencement of a "distribution" (within the meaning of Rule 10b-6) as a result of any offers or sales by holders of any Registrable Securities, as the case may be, under any registration statement filed pursuant to this Agreement, the Company shall be entitled, for a period of ninety days or more, to request that holders of Registrable Securities, to suspend or postpone such distribution pursuant to such registration statement (a "10b-6 Election"). The Company shall, as promptly as practicable, give such holder or holders written notice of such 10b-6 Election, stating the basis for the Company's determination. As promptly as practicable following the determination by the Company that the holders or holders may commence or recommence their distribution pursuant to the registration statement without causing the Company to be in violation of Rule 10b-6, the Company shall give such holder or holders written notice of such determination.

                  (b) Notwithstanding the provisions of Section 5.2(a) above, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the shelf registration statement or prevent offerings, sales or distribution by the holders thereunder pursuant to
Section 5.2(a) shall in no event exceed one hundred eighty days during any 12-month period.

                  (c) The Company may require each selling holder of Registrable Securities, as a condition to the inclusion of the Registrable Securities of such selling holder in the shelf registration statement or in any offering thereunder, as the case may be, to furnish to the Company such information regarding the holder and the distribution of such securities as the Company may from time to time reasonably request (which request shall be confirmed in writing if requested by the Company) in order to comply with applicable law and such other information as may be legally required in connection with such registration or offering, and the holder shall promptly provide such information and a written consent to the inclusion of such information in the registration statement or any prospectus or supplement thereto; provided that the failure of any holder to provide such information to the Company shall not in any way affect the obligations of the Company hereunder with respect to any other holder.

         5.3 Shelf Registration Procedures. In connection with the obligations of the Company with respect to the shelf registration statement pursuant to
Section 5.1(a) hereof and, to the extent applicable, Section 5.1(b) hereof, and subject to Section 5.2 hereof, the Company shall:

                  (a) (i) prepare and file with the Commission a shelf registration statement on the appropriate form under the Securities Act, (A) which form shall be selected by the Company and shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling holders thereof (provided that the Company shall not be required to use any form other than Form S-1, S-2, S-3, SB-1 or SB-2 as applicable or any successor form and shall not be required to file more than one shelf registration statement with the Commission) and (B) which shelf registration statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be so included or incorporated by reference, further provided that subject to the registration statement and prospectus being in compliance with the requirements of the Securities Act and the Exchange Act (including all rules and regulations of the Commission thereunder), the Company has the sole discretion to determine the form, substance and presentation of any financial or other information included in any registration statement or prospectus, and whether such information should be included in such registration statement or prospectus; and (ii) use its best efforts to cause such shelf registration statement to become effective and remain effective in accordance with Section 5.1 hereof;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the shelf registration statement as may be necessary to keep such shelf registration statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) in the event that any federal law or regulation binding on the Company and adopted after the date hereof so requires (and would also so require if the Registrable Securities were being offered in a primary offering by the Company rather than by the holders), use its best efforts to cause such Registrable Securities to be registered with or approved by such other federal governmental agencies or authorities in the United States, if any, as may be required by virtue of the business and operations of the Company to enable the selling holders to consummate the disposition of such Registrable Securities;

                  (d) furnish to each holder of Registrable Securities and to each managing underwriter of an underwritten offering of Registrable Securities pursuant to Section 4(1) of the Securities Act, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto as such holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

                  (e) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any holder of Registrable Securities of such class covered by the shelf registration statement shall, on 20 days prior written notice, reasonably request in writing. Such notice to be sent at any time prior to the applicable registration statement being declared effective by the Commission. The Company shall maintain such registration or qualification in effect during the applicable period provided in Section 5.1(a) hereof; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e); (ii) subject itself to taxation in any such jurisdiction; (iii) make any change to its Articles or Incorporation or Bylaws; or (iv) become subject to general service of process in any jurisdiction where it is not then so subject;

                  (f) notify each holder of Registrable Securities as promptly as practicable after becoming aware thereof and (if requested by any such holder) confirm such notice in writing (i) when the shelf registration statement has become effective and when any post-effective amendments and supplements thereto become effective; (ii) of any request by the Commission or any state securities authority for amendments and supplements to the shelf registration statement and any prospectus or for additional information relating to the Registrable Securities or the shelf registration or qualification thereof after the registration statement has become effective; (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the shelf registration statement or the initiation of any proceedings for that purpose; (iv) if the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the Registrable Securities cease to be true and correct in any material respect prior to the closing date specified in such agreement (provided such notice shall be given only to holders which are parties to the agreements pursuant to which such representations and warranties are made), or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the happening of any event during the period (other than any suspension period referred to in Section 5.2(a)) during which the shelf registration statement is required hereunder to be effective as a result of which the shelf registration statement or any prospectus would contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (g) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the shelf registration statement or the qualification of the Registrable Securities for sale in any jurisdiction as promptly as practicable;

                  (h) furnish to each holder of Registrable Securities, without charge, at least one conformed copy of the shelf registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

                  (i) cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the shelf registration statement and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling holders may reasonably request (in each case, provided such certificates are requested in writing at least three business days prior to any delivery thereof);

                  (j) upon the occurrence of any event contemplated by Section 5.3(f)(v) hereof, use its best efforts as promptly as practicable to prepare and file with the Commission a supplement or post-effective amendment to the shelf registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the shelf registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

                  (l) use its best efforts to (i) cause all Registrable Securities to be listed or quoted on any securities exchange or quotation system on which the Company's outstanding Common Stock is then listed or quoted; and

                  (m) obtain a CUSIP number for all Registrable Securities not later than the effective date of the shelf registration statement.

Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(f)(v) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.3(j) hereof, or until it is advised in writing by the Company that the use of such prospectus may be resumed and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall use its best efforts to promptly prepare and provide to the holders a supplemented or amended prospectus contemplated by such Section 5.3(j) hereof. In the event the Company shall give any such notice, the period during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5.3(f)(v) hereof to including the date when each holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.3(j) hereof.

         5.4 Registration Expenses.

                  (a) The Company will bear all reasonable expenses incident to the performance of or compliance with its obligations under this Agreement, including, without limitations, all registration and filing fees, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for the holders and any underwriters in connection with blue sky qualifications of the Registrable
Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the officers and employees of the Company performing legal or accounting duties), and reasonable fees and disbursement of counsel for the Company and its independent certified public accountants (including the reasonable expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, reasonable fees and expenses of any other persons retained by the Company and the fees and expenses associated with any required filing with the National Association of Securities Dealers, Inc. ("NASD") (all such expenses being herein called "Registration Expenses"). Notwithstanding the foregoing, the Company is not required to pay any fees or expenses of holders, underwriters, the holder's or any underwriter's counsel (other than the blue sky counsel referred to above) or accountant or any other advisers, including any transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in the respect of Registrable Securities.

                  (b) Each holder shall pay all costs and expenses incurred by such holder (including all transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in respect of Registrable Securities). To the extent that any Registration Expenses are incurred, assumed or paid by any holder or any placement or sales agent therefor or underwriter thereof with the Company's prior written consent, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid within a reasonable time after receipt of a written request therefor. Any Registration Expenses submitted by any holder, placement or sales agent or underwriter or on behalf of any such person for payment by the Company shall be itemized in detail and contain clear and accurate receipts of all expenditures made by such parties.

         5.5 Indemnification; Contribution.

                  (a) The Company agrees to indemnify and hold harmless each holder and each "person," if any, that controls such holder within the meaning of Section 15 of the Securities Act for, from and against any and all loss, liability, claim, damage and expense (including attorneys' fees) to the extent resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the Securities Act (or any amendment thereto), including all documents incorporated therein by reference, or from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such misstatement or omission or alleged misstatement or omission is made therein in reliance upon and in conformity with information furnished to the Company by such holder in writing expressly for use in a Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Registrable Securities. As used in this Section 5.5(a), the term "holder" shall include its officers, directors and agents.

                  (b) Each holder agrees to indemnify and hold harmless the Company, its directors and officers and each "person," if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information furnished in writing by such holder or on such holder's behalf expressly for use in any Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Registrable Securities, or any amendment or supplement thereto; provided that the obligations or any holder to indemnify the Company and the other persons referred to above shall be limited to the proceeds received by such holder from the sale of such Registrable Securities pursuant to such Registration Statement.

                  (c) If any action or proceeding  (including  any  governmental investigation) shall be brought or asserted against any person entitled to indemnification hereunder, the indemnified party shall give prompt written notice to the indemnifying party, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all expenses in connection with such defense. The indemnified party or any controlling person of such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or such controlling person unless (i) the indemnifying party shall have agreed to pay such fees and expenses; or (ii) the indemnifying party shall have failed to assume the defense for such action or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party or such controlling person and the indemnifying party, and such indemnified party or such controlling person shall have been advised by counsel that counsel employed by the indemnifying party would, under applicable professional standards, have a conflict in representing both the indemnifying party and the indemnified party or such controlling person, in which case, if such indemnified person or such controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding of separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, and shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party and such controlling persons, which firm shall be designated, if the holders (or their controlling persons) are the indemnified parties, in writing by the holders of a majority of the outstanding Registrable Securities owned by holders who are then entitled to such indemnity in connection with such action or proceeding and if the Company is the indemnified party, by the Company. No party shall be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (d) (i) If the  indemnification  provided  for in this Section
5.5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (ii) The  parties  hereto  agree that it would not be
just and equitable if contribution pursuant to this Section 5.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses, liabilities, or judgements referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5.5(d), no holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public pursuant to such Registration Statement exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty by a court of competent jurisdiction of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty by a court of competent jurisdiction of such fraudulent misrepresentation.

                  (e) Neither the Company nor the holders shall have any obligation under this Agreement (other than as set forth in this Section 5.5) to provide the other with indemnification or contribution in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 5.5; provided, however, that the provisions of this Section 5.5 shall not relieve an indemnifying party from liability which it may have to an indemnified party other than with respect to the matters referred to in this Section 5.5.

         5.6 Commission Filings.

                  The Company covenants that it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner as determined by applicable rules and interpretations under the Exchange Act. Upon the written request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         5.7 Lock-up Agreement. Prior to the registration statement related to the Registerable Securities being declared effective, the holders of Registerable Securities shall not offer, sell dispose of, transfer or otherwise reduce market risk with respect to such Registerable Securities, without the prior consent of the Company and except for any transfer by operation of law. The foregoing notwithstanding, the percentage of Registerable Securities shall be released from the above restrictions at the time periods as follows:

               Time                        Cumulative Percentage Transferable
               ----                        ----------------------------------

 Effective Date of Registration                           25%

 Three Months After Effective Date                        50%

 Six Months After Effective Date                          75%

 Nine Months After Effective Date                        100%

The above percentages apply to all securities of holder acquired in the Offering. The Company shall place appropriate legends on the certificates representing the Registerable Securities and instructions with its transfer agent specifying that the Registerable Securities are subject to the restriction on transfer as set forth above.


                                    Section 6
                       Transfer and Ownership of Warrants

         6.1 Negotiability and Ownership. Warrants issued hereunder shall be registered and transferable only by transfer on the books of the Company. Presentations may be made and notices and demands may be served at the office of the Company.

         6.2 Warrant Register. The Company shall cause to be kept a register or registers in which, subject to such reasonable regulations as the Company may prescribe, the Company shall register transfer of Warrants as herein provided. Upon surrender for transfer of any Warrant, the Company shall sign, authenticate and deliver in the name of the transferee or transferees a new Warrant Certificate for a like amount of Warrants.

         6.3 Exchange of Warrants. On and after the Warrant Date and prior to the end of the Exercise Period, Warrant Certificates may be surrendered at the office of the Company for exchange, and, upon cancellation thereof, there shall be issued and delivered in exchange therefor, one or more new Warrant Certificates, as requested by the registered holder of the cancelled Warrant Certificate, for the same aggregate number of shares of Warrants evidenced by the Warrant Certificate so cancelled. In case of any exchange pursuant to this
Section 6 or a transfer of a Warrant Certificate, the Company may make a charge for reimbursement of any stamp or other tax or governmental charge required to be paid in connection therewith, but no other charge shall be made to the Warrant holder for any transfer or issue of new Warrant Certificate in case of any such exchange.

         6.4 Restrictions on Transferability.

                  (a) The Warrants and the Common Stock issuable upon exercise of a Warrant (the "Exercise Shares") shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the provisions of the Securities Act and any applicable state securities laws, in respect of the transfer of any Warrant or of any Exercise Shares.

                  (b) Each Warrant Certificate initially issued under this Agreement and each Warrant Certificate issued in exchange therefor shall bear on the face thereof a legend substantially as follows:

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT REFERRED TO HEREIN. A COPY OF THE WARRANT AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER THEREOF UPON REQUEST TO THE COMPANY.

                  (c) Each certificate for Exercise Shares initially issued upon the exercise of any Warrant and each certificate for shares of Exercise Shares issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of Section 6.4(d), bear on the fact thereof a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAW OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF SUCH SHARES IS SUBJECT TO CERTAIN CONDITIONS. THE PROVISIONS OF WHICH WILL BE PROVIDED TO THE REGISTERED HOLDER HEREOF UPON REQUEST BY THE COMPANY, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                  (d) In the event that a registration statement covering any Warrant or Exercise Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion or such counsel, such legend is not, or is no longer, necessary or required with respect to such shares (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the general rules and regulations of the Commission), the Company shall or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing such Warrant or Exercise Shares or issue new certificates without such legend in lieu thereof. Upon the written request of the holder of any Warrants or Exercise Shares, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this paragraph and to bear all expenses in connection with such opinion of its counsel.

                  (e) The holder of each Warrant or any Exercise Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holders intention to transfer such Warrant or such Exercise Shares (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer, together with an opinion of counsel to the effect that the proposed transfer may be effected without registration or qualification under any federal or state law. Unless the Company shall have received an opinion from counsel to the Company (which opinion shall be obtained by the Company not more than ten days after notice of a proposed transfer) that the proposed transfer may not be effected without registration or qualification under federal or state law, such holder shall be entitled to transfer such Warrant or such Exercise Shares, all in accordance with the terms of the notice delivered by such holder to the Company. All fees and expenses of counsel for the Company in connection with the rendition or the opinion provided for in this Section 6.4(e) shall be paid by the Company.

                  (f) If in the opinion of either counsel referred to in Section 6.4(e) a proposed transfer of a Warrant or Exercise Shares requested by the holder thereof may not be effected without registration or qualification under applicable federal or state law, the Company shall promptly give written notice to the holder who proposed to transfer the Warrant or Exercise Shares (or any portion thereof) that the holder shall not consummate the proposed transfer and the reasons therefor. No Warrant or Exercise Shares (or any portion thereof) for which a transfer has been proposed pursuant to Section 6.4(e) may be transferred in the manner proposed if registration thereof under the Securities Act would be required in the opinion of either counsel mentioned above.

         6.5 Agreement of Warrant Holders. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with all other Warrant holders that: (a) the Warrants are transferrable only as permitted by Section 6.01 above; (b) the Warrants are transferable only on the registry books of the Company as herein provided; and (c) the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary, whether such notice be in the form of notations on the Warrant Certificates or otherwise.

                                    Section 7
                                  Modification


         7.1 Modification of Agreement. The Placement Agent may, without the consent or concurrence of the registered holders of the Warrants by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in these presents as to which it shall have been advised by counsel (who may but need not also be counsel for the Company) that the same are not prejudicial to the rights of the Warrant holders as indicated by the general sense or intent of the original language and are required for the purpose of curing or correcting the inconsistent provision or clerical omission or mistake or manifest error herein contained or as otherwise provided in Section 7.2 below.

         7.2 Consolidation of Warrant Classes.

                  (a) At any time and from time to time after the final Warrant Date, the Company may consolidate the Warrants with any other class of warrants of the Company outstanding provided at the time of such consolidation the rights, limitation of rights, privileges and immunities of the holders of Warrants as set forth in this Agreement are not altered and the rights, limitations of rights, privileges and immunities of the class or classes of Warrants which the Warrants may be consolidated with are substantially similar to the rights, limitations or rights, privileges and immunities of the Warrants.

                  (b) Upon determination by the Company to consolidate any other class of Warrants and as provided in Section 7.2(a), the Company shall give notice thereof to the Placement Agent and provide the modification to this Agreement as necessary to effectuate the consolidation and the Placement Agent may enter into and execute such agreements to so modify this Agreement as provided in Section 7.1 above.


                                    Section 8
                      Certain Definitions and Other Matters

         8.1 Notice of Proposed Actions. In case the Company shall propose (a) to pay any dividend payable in stock of any class or to make any other distribution to the holders of its Common Stock (other than a cash dividend), or
(b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock, or (c) to effect any stock dividend, stock split, combination or reclassification of its Common Stock, or (d) to effect any distribution of assets or capital reorganization, merger, consolidation or sale, transfer or other disposition of all or substantially all of its assets or business, or (e) to effect the liquidation, dissolution or winding-up of the Company, or (f) to effect any other transaction which would, upon consummation, result in a change in the Purchase Price of the Warrants or the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Sections 2 and 3 hereof, the Company shall give notice to each holder of a Warrant in accordance with Section 8.02 of such proposed action, which shall specify the date on which a record is to be taken for purposes of such proposed transaction. Such notice shall be given not later than 15 days prior to the record date for determining the holders of Common Stock for purposes of such action or, if no record date is required, not later than 15 days prior to the date of the taking of such proposed action.

         8.2 Notices. Any notice or demand authorized by this Agreement to be given or made by the Placement Agent or by the holder of any Warrant Certificate to or upon the Company shall be sent by first class mail, postage prepaid, addressed (until another address or notice of address change is filed in writing by the Company with the Placement Agent) and received by the noticed party as follows:

                  Soy Environmental Products, Inc.
                  8855 Black Canyon Freeway
                  Suite 2000
                  Phoenix, Arizona 85021
                  Facsimile:  (602) 997-5658

Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Placement Agent shall be deemed given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Placement Agent with the Company) and received by the noticed party as follows:

                  Fox & Company Investment, Inc.
                  6232 North 32nd Street
                  Phoenix, Arizona  85018
                  Facsimile:  (602) 224-2499

Notices or demands authorized by this Agreement to be given or made by the Company or the Placement Agent to the holder of any Warrant Certificate shall be deemed given or made if sent first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         8.3 Payment of Taxes. The Company will from time to time promptly pay or make provision for the payment of any and all taxes and charges which may hereafter be imposed by the laws of the United States or of any state or any local governmental unit thereof and which shall be payable with respect to the issuance or delivery to or upon the order of the registered holders of the Warrants (upon the exercise of the right to subscribe) of Common Stock of the Company pursuant to the terms of such Warrants and of this Agreement, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

         8.4 Applicable Law. The validity, interpretation and performance of this Agreement and the validity and interpretation of the Warrants shall be governed by the laws of the State of Arizona.

         8.5 Copies of Agreement. A copy of this Agreement shall be provided to any registered holder of a Warrant or Exercise Shares upon written request thereof to the Company. A copy of this Agreement shall also be available at all reasonable times at the office of the Company for examination by the registered holder of any Warrant. Any such registered holder may be required to submit his Warrant for inspection before being entitled to receive a copy of this Agreement or to make such examination.

         In Witness Whereof, this Agreement shall been duly executed by the parties hereto under their respective corporate seals, as of the date first above written.


                                        Soy Environmental Products, Inc.
                                        a Delaware corporation

                                        By
                                          --------------------------------------

                                        Its
                                           -------------------------------------


                                        Fox & Company Investments, Inc.,
                                        an Arizona corporation

                                        By
                                          --------------------------------------

                                        Its
                                           -------------------------------------

                                    Exhibit A

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT REFERRED TO HEREIN. A COPY OF THE WARRANT AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER THEREOF UPON REQUEST TO THE COMPANY.


                        SOY ENVIRONMENTAL PRODUCTS, INC.

                           CLASS A WARRANT CERTIFICATE


No. AW-__                                                   Warrants to Purchase
                                                               __________ Shares

         THIS IS TO CERTIFY that, ____________________ or registered assigns, is the registered holder ("Holder") of the number of Class A Warrants ("Warrants") set forth above, each of which entitles the holder to purchase, subject to the terms and conditions set forth in the Warrant Agreement, dated _____________, 1997 (the "Warrant Agreement"), and as hereinafter set forth, fully paid and non-assessable shares of the common stock ("Common Stock"), of Soy Environmental Products, Inc., a Delaware corporation (the "Company"), or equivalent security of any successor thereto at a purchase price of $1.00, as adjusted, for a term commencing on the date hereof and ending September 30, 2000, and to receive one or more certificates for the Common Stock or equivalent securities so purchased, upon satisfaction of one or more conditions precedent set forth herein and presentation and surrender to the Company at 8855 Black Canyon Freeway, Suite 2000, Phoenix, Arizona 85021, or such other place as specified by the Company with the form of subscription duly executed, and accompanied by payment of the purchase price of each share purchased, in U.S. dollars, either in cash or by certified check or bank cashier's check, payable to the order of the Company. Notwithstanding the foregoing, the Warrants may, upon certain events, expire or be cancelled on a date prior to September 30, 2000, as set forth in the Warrant Agreement. Warrants are exercisable in minimum denominations of 100 shares. Fractional shares of the Company's Common Stock will not be issued upon the exercise of the Warrants.

         The Company covenants and agrees that all shares of Common Stock delivered upon the exercise of these Warrants will, upon delivery, be fully paid and non-assessable. The Warrants shall not be exercisable in any jurisdiction where exercise would be unlawful. The Company will use its best efforts to qualify the shares that may be purchased upon exercise of these Warrants for sale in all jurisdictions where holders of the Warrants reside. However, the Company shall not be required to honor the exercise of the Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon exercise of the Warrants would be unlawful.

         The number of shares of Common Stock, or other equivalent equity security, issuable upon the exercise of these Warrants and the purchase price shall be subject to adjustment from time to time, in certain events, as set forth in the Warrant Agreement, including certain sales of additional stock, stock options, convertible securities, distribution of stock dividends, stock splits, reclassifications or mergers.

         The Company agrees at all times to reserve or hold available, or cause to reserve or hold available, a sufficient number or shares of its Common Stock, or other equivalent equity security, to cover the number of shares, or other equivalent equity security, issuable upon the exercise of these and all other Warrants of like tenor then outstanding.

       This Warrant Certificate does not entitle the holder hereof, either at law or in equity, to and voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights expressly herein set forth, and no dividend shall be payable or accrue in respect of these Warrants or the interest represented hereby, or the shares that may be purchased upon exercise hereof until or unless, and except to the extent that, these Warrants shall be duly exercised.

         This Warrant Certificate is exchangeable at any time prior to expiration upon the surrender hereof by the registered holder to the Company for one or more new Warrant Certificates of like tenor and date representing in the aggregate the right to purchase the number of shares that may be purchased upon exercise hereof, each of such new Warrant Certificates to represent the right to purchase such number of shares as may be designated by the registered holder at the time of such surrender. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants are subject to restriction on transferability as described in the Warrant Agreement.

         The Company may deem and treat the registered holder of this Warrant Certificate at any time as the absolute owner hereof and of the Warrants covered hereby for all purposes and shall not be affected by any notice to the contrary.

         The Warrants evidenced by this Warrant Certificate are subject to the terms of the Warrant Agreement which is available upon request by the registered holder of this Certificate or Company or at the office of the Company. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrants.

         This Warrant Certificate shall not be valid or obligatory for any purpose unless signed by the Company.

         In Witness Whereof, the Company has caused this Warrant Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated:
      ---------------------------------


                                        Soy Environmental Products, Inc.


                                        By
                                          --------------------------------------
                                          President

                      [Form of Reverse Side of Certificate]

                                 Assignment Form

To assign this Warrant, fill in the form below:

I or we assign and transfer this Warrant to: (Insert Assignee's Social Security or Tax Identification No.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               (Pen or type assignee's name, address and zip code)

and irrevocably appoint ______________________ as agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

Date:               Your Signature:
     ------------                  ---------------------------------------------
                                   (Sign  exactly  as  your  name appears on the
                                    other side of this Warrant Certificate)

Signature Guarantee:
                    ------------------------------------------------------------


By
  --------------------------------
The signature should be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                  Subscription
                (To be completed and signed only upon an exercise
                      of the Warrants in whole or in part)

TO:  Soy Environmental Products, Inc.



         The undersigned, the holder of the attached Warrants, hereby irrevocably elects to exercise the purchase right represented by the Warrants for, and to purchase thereunder, shares of Common Stock (as such terms are defined in the Warrant Agreement dated _____________, 1997, from Soy Environmental Products, Inc. (or other securities or property), and herewith makes payment of $______________ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
----- --------------------------------------------------------------------------

Address:
-------- -----------------------------------------------------------------------

Deliver to:
----------- --------------------------------------------------------------------

Address:
-------- -----------------------------------------------------------------------

         If the foregoing Subscription evidences an exercise of the Warrants to purchase fewer than all of the shares of Common Stock (or other securities or property) to which the undersigned is entitled under such Warrants, please issue new Warrants, of like tenor, for the remaining Warrants (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:
----- --------------------------------------------------------------------------

Address:
-------- -----------------------------------------------------------------------

DATED: _________________, 19__.


--------------------------------------------------------------------------------
                                (Name of Holder)


--------------------------------------------------------------------------------
                  (Signature of Holder or Authorized Signatory)

--------------------------------------------------------------------------------
          (Social Security or Taxpayer Identification Number of Holder)
                                       A-6